FIRST CONSOLIDATED AMENDMENT AGREEMENT

THIS FIRST CONSOLIDATED AMENDMENT AGREEMENT (hereinafter, "Amendment') made effective as of the 16th day of February, 2012 by and between, on the one hand. Nikolas Konstant, an individual, and, EOS Petro. Inc., a Delaware corporation, both with a business address located at 2049 Century Park East, Suite 3670, Los Angeles, CA 90067 (collectively, the "Borrower") and, on the other hand, Vatsala Sharma, with an address located at 22338 La Quilla Drive, Los Angeles, CA 91311, as the Lender (as defined below) ("Secured Lender").

1.0	Affected Documents. This Amendment shall concurrently amend the following four documents (collectively, "Loan Documents'"):

(a)          The Loan Agreement. attached as Exhibit A, between the Borrower and the Secured lender, executed February 16, 2012;

(b)          The Secured Promissory Note, attached as Exhibit B, issued concurrently with other security agreements and a Securities Purchase Agreement between the Borrower and the Secured Lender, executed February 16, 2012;

(c)          The Leasehold Mortgage, Assignment, Security Agreement and Fixture Filing, attached as Exhibit C, by Borrower in favor of Secured Lender, executed February 16, 2012; and

(d)          The Collateral Assignment by Personal Guarantor, attached as Exhibit D, by Borrower to Secured Lender, executed February 16, 2012.

To the extent that any of the Loan Documents have language conflicting with this Amendment, the Amendment shall control.

2.0	Additional Representations by Borrower. The following representations and warranties are made by Borrower, in addition to the representations and warranties made by Borrower in the Loan Documents:

2.1	Borrower represents and warrants that Borrower does not have any other outstanding loans other than the Loan described in the Loan Agreement attached at Exhibit A, specifically the $400,000 "bridge" to other financing provided by Secured Lender.

2.2	Borrower represents and warrants that the security position of Secured Lender is first and prior as to all other security interests, if any, given to third parties. Any statements in the Loan Documents to the contrary of the foregoing or referencing other loans concurrently made to third parties were inaccurate, inadvertent, and the result of the parries rushing to fund the loan in order to accommodate Borrower's need for a quick closing.

2.3	Borrower certifies, represents and warrants that Borrower Konstant is the corporate secretary and chairman of the Board of Directors of Borrower EOS.

2.4	Borrower certifies, represents and warrants that the undersigned Michael Finch is a director and Chief Executive Officer of Borrower EOS.

2.5	Burrower certifies, represents and warrants that the Board of Directors of EOS has given unequivocal approval to the terms of this Amendment, as well as to all and each of the Loan Documents and the pledges of collateral herein and therein. Moreover, Borrower represents and warrants that no shareholder or other approval (i.e. other than Board approval) is required to ratify and bind EOS under this Amendment and the Loan Documents.

3.0	Miscellaneous Provisions.

3.1	This Agreement shall be governed by California law. Moreover, the parties agree that any dispute hereunder shall be subject to exclusive adjudication by the civil courts of the State of California, specifically in the County of Los Angeles.

3.2	In the event a party sues for breach of this Agreement and prevails, such party shall be entitled to its attorney's fees and costs of suit.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed the day and year first above written.

ACCEPTED AND AGREED:

For "Lender"	For "Borrower"

EOS Petro, Inc.

/s/ Vatsala Sharma	BY: /s/ Michael Finch
Michael Finch, CEOPOS Petro, Inc.

BY: /s/ Nikolas Konstant
Nikolas Konstant, Secretary

February 22, 2012

For "Borrower"

BY: /s/ Nikolas Konstant
Nikolas Konstant an individual

Feb - 22, 2012

EXHIBIT A

THESE PROPOSED TERMS AND CONDITIONS CONSTITUTE A COMMITMENT BY LENDER TO ENTER INTO THE PROPOSED TRANSACTION. THE FULL TERMS AND CONDITIONS UPON WHICH LENDER WILL ENTER INTO A FORMAL LOAN ARRANGEMENT ARE SUBJECT TO ALL CUSTOMARY DOCUMENTATION SATISFACTORY TO LENDER AND SUCH OTHER TERMS AND CONDITIONS AS ARE DETERMINED BY LENDER AND ITS COUNSEL. ANY ADDITONAL LONG-FROM AGREEMENTS SHALL BE EXECUTED IN GOOD FAITH, AND ONLY IF NECESSARY.

LOAN AGREEMENT

Borrower(s):	EOS Petro, Inc., a Delaware corporation, AND Nikolas Konstant, an individual, (collectively as the “Borrowers”)

Lender:	Vatsala Sharma or its assigns (“Lender”)

Transaction:	A bridge loan (the “Loan”) in the amount of $400,000 (the “Loan Amount”), proceeds of the Loan to be used as a “bridge” to other financing being secured by Borrowers which shall be used to pay off the Loan in full. Borrowers and Lender wish to conduct this transaction in such a manner as to be compliant with all applicable laws, including without limitation laws and regulations related to money lending in California. Because of Borrowers’ urgent need for the Loan funds, the transaction has been characterized and classified in the most expedient manner, as set forth herein below and in the definitive agreements. However, Borrowers understand, acknowledge and agree that at any time in the future this transaction may (at Lender’s discretion) be recast and reclassified to ensure legal compliance, including without limitation recasting the Loan as preferred stock, interest as dividends and the shares to be transferred to Lender as warrants, or the like and Borrowers waive any objection or claim they have or may have in the future related to the form of this transaction or Lender’s status.

Term:	All outstanding principle and interest will be due and payable on the date that is no longer than sixty (60) days from the closing and funding date of the Loan (the “Maturity Date”). Borrower agrees to make best efforts to retire the Loan within thirty (30) days of funding.

Interest and Premium:	The Loan shall bear interest at an annualized rate equal to 18.0% per year. Borrower also agrees to make an additional premium guaranty to Lender such that Lender shall receive a minimum amount of interest upon repayment at or prior to the Maturity Date equivalent to six (6) months’ worth of interest guaranteed for the term of the loan, even with early retirement, which equates to $36,000, or 9% of the Loan Amount, as guaranteed interest. In the event the Loan is not repaid on or before the Maturity Date, all unpaid principal and accrued unpaid interest (i.e. as of the Maturity Date) shall accrue interest at the rate of 18% per annum thereafter until paid in full.

Broker Arrangement:	The parties hereto acknowledge that the Loan was arranged by a Real Estate Broker licensed by the State of California and is therefore, pursuant to Section 1916.1 of the Civil Code, not subject to the restrictions on rates of interest under the California Constitution.

Equity Incentive:	As further additional consideration, on the date of this Loan is made, Konstant shall transfer to Lender 200,000 shares of EOS free-trading stock, expected to have a “going-out” trading value range of US$4.00 to US$7.00 per share. In the event Konstant fails to repay the Loan in full by the Maturity Date, on the first business day after the Maturity Date Konstant shall transfer to Lender an additional 200,000 shares of EOS free-trading stock. Konstant agrees to fully document the transfer of the shares to Lender, by updating the share registry and any other necessary document, immediately on the same date the Loan is made, with a subscription agreement to be negotiated and executed with Lender thereafter.

Payment:	Borrower shall make a balloon payment of $436,000 to retire Loan at or before the Maturity Date. Borrower and Lender agree to partial payments, only if applicable, until the Maturity Date.

Fees and Costs:	Borrower shall be solely responsible for the payment of all origination and financial advisory fees associated with this transaction. The Borrower and Lender shall be responsible for their own legal review and associated costs.

Prepayment:	Borrower may repay the entire Loan at any time prior to the Maturity Date, but even if Borrower repays all sums due and owing to Lender prior to the Maturity Date, whether in a lump sum or in installments, Lender must receive the entire Loan Amount plus the full amount of the guaranteed premium and other additional consideration at closing in order for the Loan to be repaid in full.

Other Debt:	Borrower shall be prohibited from incurring any indebtedness during the term of the Loan, other than trade payables incurred in the ordinary course of business, without the written consent of Lender and at its sole discretion.

Security:	First priority blanket security interest in all of EOS Petro Inc.’s assets, including newly acquired assets. Borrower shall authorize Lender to file any UCC-1 financing statements perfecting any security interest granted to Lender by EOS under the Loan. Nikolas Konstant shall additionally pledge both a) his fifty percent (50.0%) equity ownership in his home located at 2481 Summitridge Drive, Beverly Hills, CA 90210 and b) ten million shares of Cascade Technologies’ publicly-traded stock (ticker symbol is CSDT with a current market value range of $400,000 to $800,000. Konstant further agrees to personally indemnify the Lender against any loss arising out of fraud, misrepresentation, failure to pay taxes, misapplication of funds, failure to apply funds to pay debt following default, subordinate financing without Lender consent, transfer of assets, gross negligence, willful misconduct, court costs, attorneys’ fees, and bankruptcy. Borrowers shall confess judgment to the Lender. . Arranging Broker to handle perfection of security interest, including without limitation filing any financing statements.

Due Diligence:	Borrowers and its representatives have previously provided all available due diligence items to Lender and its representatives in connection with this Loan. Borrower agrees to furnish any supplemental information or documentation which Lender or its counsel reasonably deems necessary in connection with the Loan.

Warranties and Representations:	Borrowers shall provide all customary warranties and representations that Borrowers is duly incorporated and in good standing, that the Loan has been properly authorized by the corporation and that all due diligence materials provided by Borrowers shall be accurate and complete in all material respects. Borrowers understand that any material misrepresentation by Borrowers to Lender or improper self-dealing by Borrowers may result in Lender having recourse to the Borrowers.

Confidentiality:	Borrowers acknowledge that the contents of this Term Sheet are strictly confidential and may only be shared with Borrower’s advisors, board members, employees, counsel, and accounts.

Governing Law:	The Loan shall be governed by the laws of the State of California, and the parties shall agree that California shall be the exclusive venue for any action brought under the facility. The Borrowers shall nominate an agent for service of process in California. Borrowers shall provide any opinions requested by Lender, acceptable in form and substance to Lender, as to the enforceability of the documents evidencing the Loan, and an opinion of counsel in any other jurisdiction in which Borrowers, Principal, or their assets are located as to the enforceability of any remedies obtained by Lender against Borrowers assets in such jurisdiction.This Term Sheet contains all of the terms and conditions of any financing arrangement proposed between the parties hereto, which shall be set forth in detail in definitive documentation. As a result, this Term Sheet is, and shall be deemed to constitute, a commitment or an offer by any party to consummate the transactions contemplated hereby, all of which shall be subject to ordinary approvals, definitive documentation and the satisfaction or waiver of all conditions set forth therein. However, in the event the subsequent definitive documentation fails to address any term set forth with reasonable specificity in this term sheet, either party shall have the right to enforce compliance with such terms under this term sheet.

“BORROWER”	“LENDER”

By:	/s/ Nikolas Konstant	By:	/s/ Vatsala Sharma

Name:	Nikolas Konstant	Name:	VATSALA-SHARMA

Title:	Chairman of the Board	Title:

EXHIBIT B

THE ISSUANCE AND SALE OF THE SECURITIES EVIDENCED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A CUSTOMARY FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Principal Amount: $400,000.00	Issue Date: February 15, 2012
Purchase Price: 995/1000 of Par	EN-__

SECURED PROMISSORY NOTE

FOR VALUE RECEIVED, Eos Petro, Inc., a Delaware corporation (hereinafter called “Borrower”),hereby promises to pay to the order of Vatsala Sharma, with an address located at 22338 La Quilla Drive, Los Angeles, CA 91311, (the “Holder”), without demand, the sum of Four Hundred Thousand US Dollars ($400,000.00) (“Principal Amount”), with interest accruing thereon, on March 26th , 2012 (the “Maturity Date”), if not sooner paid.

This Secured Promissory Note (“Note”) has been issued concurrently with other security agreements and a Securities Purchase Agreement (the “Subscription Agreement”) between the Borrower and the Holder which is substantially identical to securities purchase agreements between the Borrower and other subscribers (“Other Holders”) for similar secured promissory notes (“Other Notes”) dated at or about the date hereof. This Note shall be governed by the terms of such Subscription Agreement to the extent applicable hereto, however, in the event of a conflict of terms, the terms of this Note shall govern and control. Unless otherwise separately defined herein, all capitalized terms used in this Note shall have the same meaning as is set forth in the Subscription Agreement. This Note was arranged by a Real Estate Broker licensed by the State of California and is therefore pursuant to section 1916.1 of the Civil Code, not subject to the restrictions on rates of interest under the California Constitution. The following terms shall apply to this Note:

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ARTICLE I

GENERAL PROVISIONS

1.1           Interest Rate. Interest payable on this Note shall accrue at the annual rate of eighteen percent (18%) and be payable on the Maturity Date, accelerated or otherwise, when the principal and remaining accrued but unpaid interest shall be due and payable, or sooner as described below. In addition and as separate consideration Lender will receive immediately upon funding, 200,000 shares of EOS Petro Inc. common stock. In the event the Note is not paid in full on or before the Maturity Date, Lender shall receive on the first business day after the Maturity Date an additional 200,000 shares of EOS Petro Inc. common stock. In consideration of Borrower’s need for the loan proceeds and Lender’s accommodation in expediting the funding of same, Borrower agrees to the following: In the event the Note is to be repaid at any time on or before the Maturity date of this Note, the interest component (i.e. not inclusive of principal) of the total payoff amount shall be shall be no less than $36,000.00 (“Guaranteed Interest”). In the event the Note is not paid by the Maturity Date, whatever interest (including “Guaranteed Interest”) and principal remains then accrued and unpaid as of the Maturity Date will accrue at the rate of 18% per annum from the Maturity date.

1.2           Payment Grace Period. The Borrower shall not have any grace period to pay any monetary amounts due under this Note.

1.3           Prepayment. This Note may be prepaid by the Borrower in whole or in part, at any time, subject to the guaranteed interest.

1.4           Security. Borrower is party to that certain Purchase and Sale Agreement (the “PSA”) dated June 10, 2011 between Borrower and TEHI Illinois, LLC, an Illinois limited liability company (“Assignor”), pursuant to which Borrower obtained certain oil and gas leases. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) and performance of all obligations of Borrower under this Note, Borrower hereby pledges and grants to Holder a security interest in all of Borrower’s right, title and interest in and to the following property, whether now owned or hereafter acquired by Borrower and whether now existing or hereafter coming into existence (collectively, the “Collateral”):

(a)          the properties described in Exhibit A and attached hereto and made a part hereof, whether such properties are in the nature of fee interests, leasehold interests, licenses, concessions, working interests, farmout rights, royalty, overriding royalty, or other non-working or carried interests, operating rights or other mineral rights of every nature, and any rights that arise by operation of law or otherwise in all such properties and lands covered thereby and pooled, unitized, communitized or consolidated with such properties (the “Leases”);

(b)          all oil, condensate or natural gas wells, water source wells, and water and other types of injection and disposal wells either located on the Leases or on lands pooled or unitized therewith or held for use in connection with the Leases, whether producing, operating or shut-in (the “Wells”);

(c)          all severed crude oil, natural gas, casinghead gas, drip gasoline, natural gasoline, petroleum, natural gas liquids, condensate, products, liquids and other hydrocarbons and other minerals or materials of every kind and description produced from the Leases and located on the Leases below the sales connection(s) on the Effective Date (the “Substances”);

(d)          all property, fixtures, leases, improvements, oil field equipment, and physical facilities or interests therein, that are used or concurrently held for use in connection with the ownership or operation of the Leases and Wells, including, without limitation, tanks and tank batteries, disposal facilities, storage facilities, buildings, structures, field separators and liquid extractors, compressors, pumps, pumping units, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, implements, tools, appliances, cables, wires, towers, casing, tubing and rods, gathering lines or other pipelines, filed gathering systems, and all other similar fixtures and equipment (the “Equipment”); and

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(e)          all contracts, commitments, agreements and arrangements that in any way relate to the Leases and Wells including, without limitation, all leases, easements, privileges, right-of-way agreements, permits, servitudes, licenses or other agreements relating to the use or ownership of surface and subsurface properties and structures that are used or held for use in connection with the exploration, production and transportation of Substances from the Leases or Wells, and all existing or proposed unitization, pooling and commercialization agreements, declarations and orders to the extent they relate to or affect the Leases and Wells, all options, farmout agreements, exploration agreements, all oil, gas liquids, condensate casinghead gas and gas sales, purchase, exchange, gathering, transportation and processing contracts, all operating agreements, and all agreements for the production, storage, treatment, transportation, processing, purchase, sale or other disposal of Substances from the Leases and Wells or in connection therewith, and any and all amendments, ratifications or extensions of the foregoing, together with (i) all rights, privileges and benefits of Assignor or Borrower thereunder arising on or after the Effective Date, (ii) all claims for take-or-pay or other similar payments arising before or after the Effective Date, and (iii) rights of subrogation for any claims that arise on or after the Effective Date under any insurance policy held by Assignor or Borrower.

Borrower represents, warrants and covenants to Holder that (a) Borrower has good and marketable title to the Collateral, free and clear of any liens, judgments, contractually granted or contractually based security interests or other encumbrances of any kind, (b) Holder has and shall continue to have a first priority security interest in and to the Collateral, (c) the Collateral shall at all times remain free and clear of all liens, encumbrances other than those in favor of Holder and (d) Borrower’s execution of this Note has been pre-approved by its Board of Directors and any other approval required by Borrower’s internal structure or contractual obligation has been unequivocally given prior to the execution of this Note.

1.5           Perfection. Within two business days of Subscriber’s payment of the purchase price for this Note, Borrower shall (i) file and record such collateral assignments, financing statements and other documents in such offices as shall be necessary or appropriate to perfect and establish the priority of the liens granted by this Note in the Leases, Wells, Substances and Equipment and (ii) take all such other actions as Holder shall determine to be necessary or appropriate to perfect and establish the priority of the liens granted by this Note. Holder shall cooperate (at Borrower’s expense) with Borrower in all such actions and activities, including by signing and delivering any documents reasonably requested by Borrower to perfect and establish the priority of the liens granted by this Note.

1.6           Preservation and Protection of Security Interests. Borrower shall:

(a)          upon the acquisition after the date hereof by Borrower of any securities Collateral, promptly either (x) transfer and deliver to Holder all such securities Collateral (together with the certificates representing such securities Collateral duly endorsed in blank or accompanied by undated stock powers duly executed in blank) or (y) take such other action as Holder shall deem necessary or appropriate to perfect, and establish the priority of, the liens granted by this Note in such securities Collateral;

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(b)          upon the acquisition after the date hereof by Borrower of any instrument Collateral, promptly deliver and pledge to Holder all such instruments, endorsed or accompanied by such instruments of assignment and transfer in such form and substance as Holder may request;

(c)          upon the acquisition after the date hereof by Borrower of any motor vehicle, promptly deliver to Holder originals of the certificates of title or ownership for such motor vehicles with Holder listed as lienholder, together with the manufacturer's statement of origin and odometer statements; provided, however, if the motor vehicle to be acquired is subject to a purchase money security interest, Holder shall be listed as a junior lienholder to the person holding such purchase money security interest;

(d)          without limiting the obligations of Borrower under Section 1.5(c), upon the acquisition after date hereof by Borrower of any equipment covered by a certificate of title or ownership, promptly cause Holder to be listed as the lienholder on such certificate of title and within 120 days of the acquisition of such equipment deliver evidence of the same to Holder;

(e)          upon Borrower’s acquiring, or otherwise becoming entitled to the benefits of, any copyright (or copyrightable material), patent (or patentable invention), trademark (or associated goodwill) or other intellectual property or upon or prior to Borrower’s filing, either directly or through any agent, licensee or other designee, of any application with any governmental authority for any copyright, patent, trademark, or other intellectual property, in each case after the date hereof, execute and deliver such contracts, agreements and other instruments as Holder may request to evidence, validate, perfect and establish the priority of the liens granted by this Note in such and any related intellectual property; and

(f)          give, execute, deliver, file or record any and all collateral assignments, financing statements, notices, contracts, agreements or other instruments, obtain any and all governmental approvals, rights, or authorizations and take any and all steps that may be necessary or as Holder may request to create, perfect, establish the priority of, or to preserve the validity, perfection or priority of, the liens granted by this Note or to enable Holder to exercise and enforce its rights, remedies, powers and privileges under this Note with respect to such liens, including causing any or all securities Collateral to be transferred of record into the name of Holder or its nominee (and Holder agrees that if any securities Collateral is transferred into its name or the name of its nominee, Holder will thereafter promptly give to Borrower copies of any notices and communications received by it with respect to the securities Collateral pledged by Borrower).

1.6 Attorney in Fact.

(a)          Borrower hereby appoints Holder the attorney in fact of Borrower for the purpose of carrying out the provisions of this Note and taking any action and executing any instruments which Holder may deem necessary or advisable to accomplish the purposes of this Note, to preserve the validity, perfection and priority of the liens granted by this Note and, following any default, to exercise its rights, remedies, powers and privileges under this Note. This appointment as attorney in fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, Holder shall be entitled under this Note upon the occurrence and continuation of any Event of Default (i) to make, sign, file and record any security instruments, (ii) to ask, demand, collect, sue for, recover, receive and give receipt and discharge for amounts due and to become due under and in respect of all or any part of the Collateral; (iii) to receive, endorse and collect any instruments or other drafts, instruments, documents and chattel paper in connection with clause (ii) above (including any draft or check representing the proceeds of insurance or the return of unearned premiums); (iv) to file any claims or take any action or proceeding that Holder may deem necessary or advisable for the collection of all or any part of the Collateral, including the collection of any compensation due and to become due under any contract or agreement with respect to all or any part of the Collateral; and (v) to execute, in connection with any sale or disposition of the Collateral, any endorsements, assignments, bills of sale or other instruments of conveyance or transfer with respect to all or any part of the Collateral.

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(b)          Without limiting the rights and powers of Holder under Section 1.6(a), Borrower hereby appoints Holder as its attorney in fact, effective date hereof and terminating upon the satisfaction in full of the Obligation, for the purpose of (i) preparing, executing on behalf of Borrower, filing, and recording collateral assignment and financing statement documents with appropriate state and county agencies to perfect and enforce the liens granted by this Note, (ii) executing on behalf of Borrower title or ownership applications for filing with appropriate state agencies to enable motor vehicles now owned or hereafter acquired by Borrower to be retitled and Holder to be listed as lienholder as to such motor vehicles, (iii) filing such applications with such state agencies and (iv) executing such other documents and instruments on behalf of, and taking such other action in the name of, Borrower as Holder may deem necessary or advisable to accomplish the purposes of this Note (including the purpose of creating in favor of Holder a perfected lien on the property and exercising the rights and remedies of Holder hereunder). This appointment as attorney in fact is irrevocable and coupled with an interest.

ARTICLE II

EVENT OF DEFAULT

The occurrence of any of the following events of default (“Event of Default”) shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon demand, without presentment, or grace period, all of which hereby are expressly waived, except as set forth below:

2.1           Failure to Pay Principal or Interest. The Borrower fails to pay any installment of principal, interest or other sum due under this Note when due.

2.2           Breach of Covenant. The Borrower breaches any material covenant or other term or condition of the Subscription Agreement or this Note in any material respect and such breach, if subject to cure, continues for a period of five (5) business days after written notice to the Borrower from the Holder.

2.3           Breach of Representations and Warranties. Any material representation or warranty of the Borrower made herein, in the Subscription Agreement, Offering Materials, or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith shall be false or misleading in any material respect as of the date made and the Offering Closing date.

2.4           Liquidation. Any dissolution, liquidation or winding up of Borrower or any substantial portion of its business.

2.5           Cessation of Operations. Any cessation of operations by Borrower or Borrower admits it is otherwise generally unable to pay its debts as such debts become due.

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2.6           Maintenance of Assets. The failure by Borrower to maintain any material intellectual property rights, personal, real property or other assets which are necessary to conduct its business (whether now or in the future).

2.7           Receiver or Trustee. The Borrower or any material subsidiary of Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

2.8           Judgments. Any money judgment, writ or similar final process shall be entered or filed against Borrower or any of its property or other assets for more than $100,000, unless stayed vacated or satisfied within thirty (30) days.

2.9           Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Borrower or any Subsidiary of Borrower.

2.10         Delisting. Following consummation of the Reorganization, delisting of the Parent Common Stock from any Principal Market, failure to comply with the requirements for continued listing on a Principal Market for a period of five (5) consecutive trading days, or notification from a Principal Market that the Borrower is not in compliance with the conditions for such continued listing on such Principal Market. As used herein “Principal Market” shall mean the OTC Bulletin Board; provided, however, that, if after the closing date of the Reorganization the Parent Common Stock is listed on the New York Stock Exchange, The Nasdaq Stock Market, or any other nationally recognized stock exchange, interdealer quotation system or market, the “Principal Market” shall mean such stock exchange, interdealer quotation system or market, as applicable.

2.11         Non-Payment. A default by the Borrower under any one or more obligations in an aggregate monetary amount in excess of $250,000 for more than twenty (20) days after the due date, unless the Borrower is contesting the validity of such obligation in good faith.

2.12         Stop Trade. Following consummation of the Reorganization, an SEC or judicial stop trade order or trading suspension that lasts for five or more consecutive trading days.

2.13         Failure to Deliver Common Stock. Borrower’s failure to timely deliver Common Stock to the Holder pursuant to and in the form required by the Subscription Agreement.

2.14         Reservation Default. Failure by the Borrower to have reserved for issuance the number of shares of Common Stock as required in the Subscription Agreement.

2.15         Financial Statement Restatement. Following consummation of the Reorganization, the restatement of any financial statements filed by the Parent with the SEC for any date or period from two years prior to the closing date of the Reorganization and until this Note is no longer outstanding, if the result of such restatement would, by comparison to the unrestated financial statements, have constituted a material adverse effect on the business, operations or financial condition of the Parent.

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2.16         Other Note Default. The occurrence of any Event of Default under any Other Note.

2.17         Executive Officers Breach of Duties. Any of Borrower’s named executive officers or directors is convicted of a violation of securities laws, or a settlement in excess of $250,000 is reached by any such officer or director relating to a violation of securities laws, breach of fiduciary duties or self-dealing.

ARTICLE III

CERTAIN COVENANTS

3.1           Corporate Existence. From the Issue Date and for so long as this Note is outstanding, the Borrower shall, and shall cause each of its material subsidiaries to (i) conduct its operations in the ordinary course of business consistent with past practice, (ii) maintain its corporate existence and (iii) maintain and protect all material intellectual property used and useful in the business of the Borrower and its material subsidiaries.

3.2           Filing Status. Following consummation of the Reorganization and for so long as the Note is outstanding, the Parent shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Parent shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination.

3.3           SEC Filings. Following consummation of the Reorganization and for so long as the Note is outstanding, (i) the Parent shall timely file with the SEC, within the time periods specified in the SEC’s rules and regulations, all quarterly and annual financial information required to be filed with the SEC on Forms 10-Q and 10-K, all current reports required to be filed with the SEC on Form 8-K and any other information required to be filed with the SEC; (ii) the Parent shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination and (iii) the Parent shall deliver (A) copies of all such filings with the SEC to the Holder within one (1) day after the filing thereof with the SEC, unless the foregoing are filed with the SEC through EDGAR and are immediately available to the public through EDGAR and (B) facsimile copies of all press releases issued by the Parent or any of its subsidiaries on the same day as the release thereof, except to the extent any such release is available through Bloomberg Financial Markets (or any successor thereto) contemporaneously with such issuance.

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3.4           Listing. The Borrower shall cause the Parent to use its reasonable best efforts to take all actions necessary to remain eligible for quotation of its securities on the OTC Bulletin Board and to cause the Parent Common Stock to be quoted thereon, unless listed on another nationally recognized stock exchange, interdealer quotation system or market. The Company shall cause the Parent shall promptly secure the listing of all of the Parent Common Stock issuable upon exchange of the Common Stock issuable pursuant to the Subscription Agreement upon each national stock exchange, interdealer quotation system or market, if any, upon which shares of Parent Common Stock are then listed and shall maintain, so long as any other shares of Parent Common Stock shall be so listed, such listing of all shares of Parent Common Stock from time to time issuable upon exchange of the Common Stock issuable pursuant to the Subscription Agreement. None of the Parent, the Borrower or any of their subsidiaries shall take any action which would be reasonably expected to result in the suspension or termination of trading of the Parent Common Stock on the Principal Market. The Borrower shall pay all fees and expenses in connection with satisfying its obligations under this Section 3.4.

ARTICLE IV

MISCELLANEOUS

4.1           Failure or Indulgence Not Waiver; Borrower Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available. Moreover, Borrower waives presentment for payment, protest and notice of protest and nonpayment of this Note.

4.2           Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the first business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Borrower to: 2049 Century Park East, Suite 3670, Los Angeles, California 90067, Attention: Nikolas Konstant, facsimile number +1 (310) 552-1556, and (ii) if to the Holder, to the name, address and facsimile number set forth on the front page of this Note.

4.3           Amendment Provision. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

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4.4           Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns. The Borrower may not assign its obligations under this Note except in connection with the Reorganization.

4.5           Cost of Collection. If default is made in the payment of this Note, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys’ fees.

4.6           Governing Law. This Note is payable at the offices of Holder in California and shall be governed by and construed in accordance with the laws of the State of California without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction. Any action brought by either party against the other concerning the transactions contemplated by this Agreement must be brought only in the civil or state courts of California or in the federal courts located in California, County of Los Angeles. Both parties and the individual signing this Agreement on behalf of the Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Borrower in any other jurisdiction to collect on the Borrower's obligations to Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other decision in favor of the Holder. This Note is issued concurrently with other security agreements and to that certain Securities Purchase Agreement dated as of February 16, 2012 by and between Eos Petro, Inc. and Vatsala Sharma, with an address located at 22338 La Quilla Drive, Los Angeles, CA 91311 (the “Initial Holder”).

4.7           Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum rate permitted by applicable law, including where no maximum rate is prescribed due to an exception to applicable law, such as where the loan was (as was the instant loan) organized by a licensed Real Estate Broker. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum rate permitted by applicable law including all valid applicable exceptions, any payments in excess of such maximum rate shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

4.8           Non-Business Days. Whenever any payment or any action to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of California, such payment may be due or action shall be required on the next succeeding business day and, for such payment, such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

4.9           Redemption. This Note may not be redeemed or called without the consent of the Holder except as described in this Note.

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IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by an authorized officer as of the 16th day of February 2012.

Eos Petro, Inc.

By:	/s/ Nikolas Konstant
Name:	Nikolas Konstant
Title:	Chairman of the Board

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EXHIBIT "A"

An Oil & Gas Lease dated 1/26/1966 from Lyman D. Works and Frances M. Works, as Lessor, in favor of the Superior Oil Company, as Lessee, recorded as Book 73, page 254 in the Office of the Recorder of Edwards County, Illinois.

An Oil & Gas lease dated 9/31/1938 from George J. Works, Etux, as Lessor, in favor of Fred A. Noah, etal, at Lessee, recorded as Book 5, page 71 in the Office of the Recorder of Edwards County, Illinois.

An Oil & Gas Lease dated 6/1/1938 from Frank Wood, Etal, as Lessor, in favor of Fred A. Noah, etal, as Lessee, recorded as Book 6, page 287 in the Office of the Recorder of Edwards County, Illinois..

An Oil & Gas Lease dated 5/24/1938 from Melvin Works, Etal, as Lessor, in favor of Fred A. Noah, etal, as Lessee, recorded as Book 5, page 71 in the Office of the Recorder of Edwards County, Illinois..

An Oil & Gas Lease dated 12/4/1996 from Alma Energy Corporation as Lessor; in favor of The Speir Operating Company, as Lessee, recorded as Book 194, page 329 in the Office of the Recorder of Edwards County, Illinois.

Covering the following described lands located in Edwards County, IL

F. Wood Etal, Tract 4
Township 2 South, Range 14 East
Section 19: N/2
Section 18: Commencing near the SE corner where the South line of said Section intersects the west line of the right of way of St Hwy 1, thence West 64 rods, thence North 5 rods, thence East 64 rods to the West line of said ROW, thence South 5 rods to the POB

Book 223 Page 243

G. J. Works, Tract 3
Township 2 South, Ranch 11 East
Section 18: Commencing at the SW corner, thence East 56 chains 58 links, thence North 26 chains 54 links, thence West 56 chains 681/2 links, thence South 26 chains 54 links to POB, containing 158 acres, 1 rod, 14 perches, more or less, excepting commenting near the SE corner where the South Line of said Sections intersects the west line of the right of way of St HWY 1, thence West 54 rods, thence North 5 rods, thence East 54 rods to the West line of said ROW, thence South 5 rods to the POB.

G. J. Works
Township 2 South, Range 11 East
Section 18: 140 acres, more or less, located in the South part of Section 18, more fully described in that Oil Gas and Mineral Lease dated May 31, 1938, by and between George Works, Etux, as Lesser, and The Superior Oil Company, as Lessee.

F. Wood
Township 2 South, Range 11 East
Section 18: 2 acres tract commencing near the SE corner where the South line of said Section intersects the west line of the right of way of St HWY 1, thence West 64 rods, thence North 5 rods, thence East 54 rods to the West line of said ROW, thence South 5 rods to the POB

M. Works, Tract 2
Township 2 South, Ranch 11 East
Section 18: 120 acres off of the West side of the following described Lands; Commencing at the NE corner of 5/2 Section 19, North 60 deg 30 min West 69 chains 36 links, thence South 5 deg 15:min Basf 53 chains 22 links, thence North 64 deg East 56 chains 80 links, thence North 5 deg West 13 chains 22 links to the POB.

EXHIBIT C

Prepared by and Return to:

___________________, Esq.

[Firm]

[Address]

[Address]

LEASEHOLD MORTGAGE, ASSIGNMENT, SECURITY AGREEMENT

AND FIXTURE FILING

by

EOS PETRO, INC.,
a Delaware corporation,
as Mortgagor,

to and in favor of

of Vatsala Sharma, with an address located at 22338 La Quilla Drive, Los Angeles, CA 91311

a ,

as Mortgagee

This document serves as a Fixture Filing under the Illinois Uniform Commercial Code, 810 ILCS 5/

Location of Property

County: Edwards

State: Illinois

LEASEHOLD MORTGAGE, ASSIGNMENT, SECURITY AGREEMENT

AND FIXTURE FILING

THIS LEASEHOLD MORTGAGE, ASSIGNMENT, SECURITY AGREEMENT AND FIXTURE FILING (this “Mortgage”) is made this 16th day of February 2012 , by EOS PETRO, INC., a Delaware corporation (“Mortgagor”), with its main office at 2049 Century Park East, Suite 3670, Los Angeles, CA 90067, in favor of Vatsala Sharma, with an address located at 22338 La Quilla Drive, Los Angeles, CA 91311 (“Mortgagee”).

ARTICLE 1

Certain Definitions; Granting Clauses; Secured Indebtedness

Section 1.1. Principal Secured. This Mortgage secures a loan made by Mortgagee on the date hereof to Mortgagor in the principal amount of Four Hundred Thousand and No/100 Dollars ($400,000.00), plus such additional amounts as Mortgagee may from time to time advance pursuant to the terms and conditions of this Mortgage for the protection of the lien of this Mortgage, together with interest thereon (the “Loan”). Without limiting the scope of the definition of Secured Indebtedness set forth in Section 1.5 hereof, this Mortgage secures accrued and unpaid interest and the unpaid balances of advances made by Mortgagee in accordance with the terms of this Mortgage for the payment of taxes, assessments, maintenance charges and insurance premiums with respect to the Property (as defined below), expenses incurred by Mortgagee for the protection of the Property or the lien of this Mortgage, expenses incurred by Mortgagee by reason of default by Mortgagor.

Section 1.2. Certain Definitions and Reference Terms. (a) In addition to other terms defined herein, each of the following terms shall have the meaning assigned to it, such definitions to be applicable equally to the singular and the plural forms of such terms and to all genders:

“Loan” shall have the meaning set forth in Section 1.1.

“Loan Documents” shall have the meaning set forth in Section 1.5 hereof.

“Mortgagee” , of Vatsala Sharma, with an address located at 22338 La Quilla Drive, Los Angeles, CA 91311, and its permitted successors and assigns.

“Mortgagor” Eos Petro, Inc., a Delaware corporation, and its permitted successors and assigns.

“Note” The Secured Promissory Note dated of even date herewith made by Mortgagor in favor of Mortgagee in the principal amount of $400,000.00, bearing interest as therein provided, containing a provision for, among other things, the payment of reasonable attorneys’ fees and all other notes given in substitution therefor or in modification, supplement, increase, renewal or extension thereof, in whole or in part, all as the same may be from time to time renewed, extended, supplemented, increased or modified and all other notes given in substitution therefore, or in modification, renewal or extension thereof, in whole or in part.

“Oil and Gas Lease” That certain Agreement, Assignment and Bill of Sale with an Effective Date of June 11, 2011 by and between Mortgagor and TEHI LLC.

“Property” shall have the meaning set forth in Section 1.3 hereof.

(b) Any term used or defined in the Illinois Uniform Commercial Code, as in effect from time to time, and not defined in this Mortgage has the meaning given to the term in the Illinois Uniform Commercial Code, as in effect from time to time, when used in this Mortgage; provided, however, if a term is defined in Article 9 of the Illinois Uniform Commercial Code differently than in another title of the Illinois Uniform Commercial Code, the term has the meaning specified in Title 9.

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Section 1.3. Property. In consideration of the provisions of this Mortgage and the sum of TEN DOLLARS ($10.00) cash in hand paid and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by Mortgagor, Mortgagor does hereby GRANT, BARGAIN, SELL, CONVEY, TRANSFER, ASSIGN and SET OVER to Mortgagee the following: Mortgagor’s interest in the Oil and Gas Lease (together with all rights of Mortgagor thereunder), filed of record with the County Clerk for Edwards County and the leasehold estate created thereby in and to the real property described in Exhibit A which is attached hereto and incorporated herein by reference (the “Land”) together with Mortgagor’s interest under the Oil and Gas Lease in and to: (a) the properties described in Exhibit B and attached hereto and made a part hereof, whether such properties are in the nature of fee interests, leasehold interests, licenses, concessions, working interests, farmout rights, royalty, overriding royalty, or other non-working or carried interests, operating rights or other mineral rights of every nature, and any rights that arise by operation of law or otherwise in all such properties and lands covered thereby and pooled, unitized, communitized or consolidated with such properties (the “Leases”); (b) all oil, condensate or natural gas wells, water source wells, and water and other types of injection and disposal wells either located on the Leases or on lands pooled or unitized therewith or held for use in connection with the Leases, whether producing, operating or shut-in (the “Wells”); (c) all severed crude oil, natural gas, casinghead gas, drip gasoline, natural gasoline, petroleum, natural gas liquids, condensate, products, liquids and other hydrocarbons and other minerals or materials of every kind and description produced from the Leases and located on the Leases below the sales connection(s) on the Effective Date of the Oil and Gas Lease (the “Substances”); (d) all property, fixtures, leases, improvements, oil field equipment, and physical facilities or interests therein, that are used or concurrently held for use in connection with the ownership or operation of the Leases and Wells, including, without limitation, tanks and tank batteries, disposal facilities, storage facilities, buildings, structures, field separators and liquid extractors, compressors, pumps, pumping units, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, implements, tools, appliances, cables, wires, towers, casing, tubing and rods, gathering lines or other pipelines, filed gathering systems, and all other similar fixtures and equipment (the “Equipment”); (e) all contracts, commitments, agreements and arrangements that in any way relate to the Leases and Wells including, without limitation, all leases, easements, privileges, right-of-way agreements, permits, servitudes, licenses or other agreements relating to the use or ownership of surface and subsurface properties and structures that are used or held for use in connection with the exploration, production and transportation of Substances from the Leases or Wells, and all existing or proposed unitization, pooling and commercialization agreements, declarations and orders to the extent they relate to or affect the Leases and Wells, all options, farmout agreements, exploration agreements, all oil, gas liquids, condensate casinghead gas and gas sales, purchase, exchange, gathering, transportation and processing contracts, all operating agreements, and all agreements for the production, storage, treatment, transportation, processing, purchase, sale or other disposal of Substances from the Leases and Wells or in connection therewith, and any and all amendments, ratifications or extensions of the foregoing, together with (i) all rights, privileges and benefits of TEHI LLC or Mortgagor thereunder arising on or after the Effective Date of the Oil and Gas Lease, (ii) all claims for take-or-pay or other similar payments arising before or after the Effective Date of the Oil and Gas Lease, and (iii) rights of subrogation for any claims that arise on or after the Effective Date of the Oil and Gas Lease under any insurance policy held by TEHI LLC or Mortgagor; (f) all of Mortgagor’s right, title and interest, if any, in, under and to (i) Mortgagor’s rights, but not liability for any breach by Mortgagor, under all commitments (including any commitments for financing to pay any of the Secured Indebtedness, as defined below), insurance policies (or additional or supplemental coverage related thereto, including from an insurance provider meeting the requirements of the Loan Documents or from or through any state or federal government sponsored program or entity), contracts and agreements for the design, construction, operation or inspection of the Wells or Equipment and other contracts and general intangibles (including but not limited to payment intangibles, trademarks, trade names, goodwill, software and symbols) related to the Wells or Equipment or the operation thereof; (ii) deposits and deposit accounts arising from or related to any transactions related to the Leases, Substances, Wells or Equipment (including but not limited to Mortgagor’s rights in tenants’ security deposits, deposits with respect to utility services to the Leases, Substances, Wells or Equipment, and any deposits or deposit accounts or reserves hereunder or under any other Loan Documents (hereinafter defined) for taxes, insurance or otherwise), rebates or refunds of impact fees or other taxes, assessments or charges, money, accounts, (including deposit accounts) instruments, documents, promissory notes and chattel paper (whether tangible or electronic) arising from or by virtue of any transactions related to the Premises or the Accessories (iii) permits, licenses, franchises, certificates, development rights, commitments and rights for utilities, and other rights and privileges obtained in connection with the Leases, Substances, Wells or Equipment; (iv) leases, rents, royalties, bonuses, issues, profits, revenues and other benefits of the Leases, Substances, Wells or Equipment (without derogation of Article 3 hereof); and (v) engineering, accounting, title, legal, and other technical or business data concerning the Property which are in the possession of Mortgagor or in which Mortgagor can otherwise grant a security interest; and (g) all (i) accounts and proceeds (cash or non-cash and including payment intangibles) of or arising from the properties, rights, titles and interests referred to above in this Section 1.3, including but not limited to proceeds of any sale, lease or other disposition thereof, proceeds of each policy of insurance (or additional or supplemental coverage related thereto, including from an insurance provider meeting the requirements of the Loan Documents or from or through any state or federal government sponsored program or entity) relating thereto (including premium refunds), proceeds of the taking thereof or of any rights appurtenant thereto, including rights of access, by condemnation, eminent domain or transfer in lieu thereof for public or quasi-public use under any law, and proceeds arising out of any damage thereto; and (ii) all letter of credit rights (whether or not the letter of credit is evidenced by a writing) Mortgagor now has or hereafter acquires relating to the properties, rights, titles and interests referred to in this Section 1.3; (iii) all commercial tort claims Mortgagor now has or hereafter acquires relating to the properties, rights, titles and interests referred to in this Section 1.3; and (iv) other interests of every kind and character which Mortgagor now has or hereafter acquires in, to or for the benefit of the properties, rights, titles and interests referred to above in this Section 1.3 and all property used or useful in connection therewith, including but not limited to rights of ingress and egress and remainders, reversions and reversionary rights or interests; and if the estate of Mortgagor in any of the property referred to above in this Section 1.3 is a leasehold estate, this conveyance shall include, and the lien and security interest created hereby shall encumber and extend to, all other or additional title, estates, interests or rights which are now owned or may hereafter be acquired by Mortgagor in or to the property demised under the lease creating the leasehold estate; TO HAVE AND TO HOLD the foregoing rights, interests and properties, and all rights, estates, powers and privileges appurtenant thereto (herein collectively called the “Property”), unto Mortgagee, its successors and assigns, in trust, in fee simple forever, and to the terms, provisions and conditions herein set forth, to secure the obligations of Mortgagor under the Note and each of the other Loan Documents and all other indebtedness and matters defined as “Secured Indebtedness” in Section 1.5 of this Mortgage;

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PROVIDED, HOWEVER, that if Mortgagor shall promptly pay or cause to be paid to Mortgagee with respect to the Loan the principal sum, including all additional advances and all other sums payable by Mortgagor to Mortgagee under the terms of the Loan Documents, and shall perform or cause to be performed all the other terms, conditions, agreements, transfers of stock and provisions contained in each of the Loan Documents and other concurrently executed documents, all without fraud or delay or deduction or abatement of anything or for any reason, then this Mortgage and the estate hereby granted shall cease, terminate and become void and Mortgagee shall promptly deliver a mortgage satisfaction piece to Mortgagor in recordable form.

Section 1.4. Security Interest. Mortgagor hereby grants to Mortgagee a security interest in all of Mortgagor’s interest in and to the Property which constitutes personal property or fixtures, all proceeds and products thereof, and all supporting obligations ancillary to or arising in any way in connection therewith (herein sometimes collectively called the “Collateral”) to secure the obligations of Mortgagor under the Note and the other Loan Documents and all other indebtedness and matters defined as Secured Indebtedness in Section 1.5 of this Mortgage. In addition to its rights hereunder or otherwise, Mortgagee shall have all of the rights of a secured party under the Illinois Uniform Commercial Code as in effect from time to time, or under the Uniform Commercial Code in force from time to time in any other state to the extent the same is applicable law.

February-16-2012

Section 1.5. Secured Indebtedness, Notes, Loan Documents, Other Obligations. This Mortgage is made to secure and enforce the payment and performance of the following promissory note, obligations, indebtedness, duties and liabilities and all renewals, extensions, supplements, increases, and modifications thereof in whole or in part from time to time: (a) the Note and (b) all indebtedness, liabilities, duties, covenants, promises and other obligations whether joint or several, direct or indirect, fixed or contingent, liquidated or unliquidated, and the cost of collection of all such amounts, owed by Mortgagor to Mortgagee now or hereafter incurred or arising pursuant to or permitted by the provisions of the Note and this Mortgage, or any other document now or hereafter evidencing, governing, guaranteeing, securing or otherwise executed in connection with the Loan evidenced by the Note, including but not limited to any loan or credit agreement, letter of credit or reimbursement agreement, or tri-party financing agreement by or among Mortgagor and Mortgagee pertaining to the repayment or use of the proceeds of the loan evidenced by the Note (the Note and this Mortgage as either of them may be from time to time renewed, extended, supplemented, increased or modified, being herein sometimes collectively called the “Loan Documents”). The indebtedness referred to in this Section 1.5 is hereinafter sometimes referred to as the “Secured Indebtedness” or the “indebtedness secured hereby.”

ARTICLE 2

Representations, Warranties and Covenants

Section 2.1. Mortgagor represents, warrants, and covenants as follows:

(a) Payment and Performance. Mortgagor will make due and punctual payment of the Secured Indebtedness or shall cause the same to be due and punctually paid. Mortgagor will timely and properly perform and comply with all of the covenants, agreements, and conditions imposed upon it by this Mortgage and will not permit a default to occur hereunder. Time shall be of the essence in this Mortgage.

(b) Title and Permitted Encumbrances. Mortgagor has, in Mortgagor’s own right, and Mortgagor covenants to maintain, lawful, good and marketable title to its interest in the Oil and Gas Lease and the leasehold estate created thereby together with all other Property subject to this Mortgage. Mortgagor is lawfully seized and possessed of the Property and every part thereof, and has the right to convey its interest in the same, free and clear of all liens, charges, claims, security interests, and encumbrances except for (i) the liens and security interests evidenced by this Mortgage, (ii) statutory liens for real estate taxes and assessments on the Property which are not yet due and payable without premium or penalty; (iii) other liens and security interests (if any) in favor of Mortgagee (the matters described in the foregoing clauses (i) through (v) being herein called the “Permitted Encumbrances”). Mortgagor, and Mortgagor’s successors and assigns, will warrant specially and forever defend title to the Property, subject as aforesaid, to Mortgagee and its successors and assigns, against the claims and demands of all persons claiming or to claim the same or any part thereof by, through or under Mortgagor. Mortgagor will punctually pay, perform, observe and keep all covenants, obligations and conditions in or pursuant to any Permitted Encumbrance and will not modify or permit modification of any Permitted Encumbrance without the prior written consent of Mortgagee. Inclusion of any matter as a Permitted Encumbrance does not constitute approval or waiver by Mortgagee of any existing or future violation or other breach thereof by Mortgagor, by the Property or otherwise. If any right or interest of Mortgagee in the Property or any part thereof shall be endangered or questioned or shall be attacked directly or indirectly, Mortgagee (whether or not named as a party to legal proceedings with respect thereto), is hereby authorized and empowered to take such steps as in its discretion may be proper for the defense of any such legal proceedings or the protection of such right or interest of Mortgagee, including but not limited to the employment of independent counsel, the prosecution or defense of litigation, and the compromise or discharge of adverse claims. All expenditures so made of every kind and character shall be a demand obligation (which obligation Mortgagor hereby promises to pay) owing by Mortgagor to Mortgagee, and Mortgagee shall be subrogated to all rights of the person receiving such payment.

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(c) Taxes and Other Impositions. Mortgagor will pay, or cause to be paid, all taxes, assessments and other charges or levies imposed upon or against or with respect to the Property or the ownership, use, occupancy or enjoyment of any portion thereof, or any utility service thereto, as the same become due and payable without premium or penalty, including but not limited to all real estate taxes assessed against the Property or any part thereof, and shall deliver promptly to Mortgagee such evidence of the payment thereof as Mortgagee may require. Notwithstanding the foregoing, Mortgagor shall not be required to pay any such taxes, assessments, charges or other levies so long as Mortgagor shall in good faith, and at its cost and expense, contest the amount or validity thereof, or take other appropriate action with respect thereto, in good faith and in an appropriate manner or by appropriate proceedings; provided that (a) Mortgagor notifies Mortgagee in advance that Mortgagor intends to initiate such proceedings, (b) such proceedings operate to prevent the collection of, or other realization upon, the taxes, assessments, charges or other levies so contested, (c) there will be no sale, forfeiture or loss of the Property during the contest, (d) Mortgagee shall not be subjected to any claim, cost, liability or expense as a result thereof, and (e) Mortgagor provides assurances satisfactory to Mortgagee (including, without limitation, the establishment of an appropriate reserve account with Mortgagee) of its ability to pay such taxes, assessments, charges and other levies in the event Mortgagor is unsuccessful in its contest. Each such contest shall be promptly prosecuted to final conclusion or settlement, and Mortgagor shall indemnify and save Mortgagee harmless against all claims, cost, liability or expense as a result thereof or in connection therewith. Promptly after the settlement or conclusion of such contest or action, Mortgagor shall pay and discharge the amounts which shall be levied, assessed or imposed or determined to be payable, together with all penalties, fines, interests, costs and expenses in connection therewith.

February-16-2012

(d) Insurance. Mortgagor shall obtain and maintain at Mortgagor’s sole expense: (1) mortgagee title insurance issued to Mortgagee covering the Premises as required by Mortgagee, without exception for mechanics’ liens; (2) property insurance with respect to all insurable Property, against loss or damage by fire, lightning, windstorm, explosion, hail, tornado and such additional hazards as are presently included in “Special Form” (also known as “all-risk”) coverage and against any and all acts of terrorism and such other insurable hazards as Mortgagee may require, in an amount not less than 100% of the full replacement cost, including the cost of debris removal, without deduction for depreciation and sufficient to prevent Mortgagor and Mortgagee from becoming a coinsurer; (3) if and to the extent any portion of the Improvements are, under the Flood Disaster Protection Act of 1973 (“FDPA”), as it may be amended from time to time, in a Special Flood Hazard Area, within a Flood Zone designated A or V in a participating community, a flood insurance policy in an amount required by Mortgagee, but in no event less than the amount sufficient to meet the requirements of applicable law and the FDPA, as such requirements may from time to time be in effect; (4) general liability insurance, on an “occurrence” basis against claims for “personal injury” liability, including bodily injury, death or property damage liability,, for the benefit of Mortgagor and Mortgagee as additional insured; (5) statutory workers’ compensation insurance with respect to any work on or about the Premises (including employer’s liability insurance, if required by Mortgagee) covering all the employees of Mortgagor and any contractor; (6) if there is a general contractor, commercial general liability insurance, including products and completed operations coverage, and in other respects similar to that described in clause (4) above, for the benefit of the general contractor as named insured and Mortgagor and Mortgagee, as additional insureds, in addition to statutory workers’ compensation insurance with respect to any work on or about the Premises (including employee’s liability insurance, if required by Mortgagee) covering all the employees of the general contractor and any contractor, and (7); such other insurance on the Property and endorsements as may from time to time be reasonably required by Mortgagee (including but not limited to soft cost coverage, automobile liability insurance, business interruption insurance or delayed rental insurance, boiler and machinery insurance, earthquake insurance, wind insurance, sinkhole coverage, and/or permit to occupy endorsement) and against other insurable hazards or casualties which at the time are commonly insured against in the case of premises similarly situated, due regard being given to the height, type, construction, location, use and occupancy of buildings and improvements. All insurance policies shall be issued and maintained by insurers, in amounts, with deductibles, limits and retentions, and, and in forms satisfactory to Mortgagee, and shall require not less than ten (10) days’ prior written notice to Mortgagee of any cancellation for nonpayment of premiums, and not less than thirty (30) days prior written notice to Mortgagee of any other cancellation or any changes of coverage. All insurance companies must be licensed to do business in the State of Illinois and must have an A.M Best Company financial and performance rating of A-:IX or better. All insurance policies maintained, or caused to be maintained, by Mortgagor with respect to the Property, except for public liability insurance, shall provide that each such policy shall be primary without right of contribution from any other insurance that may be carried by Mortgagor or Mortgagee and that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured. If any insurer which has issued a policy of title, hazard, liability or other insurance required pursuant to this Mortgage or any other Loan Document becomes insolvent or the subject of any petition, case, proceeding or other action pursuant to any Debtor Relief Law, bankruptcy, receivership or similar proceeding or if in Mortgagee’s reasonable opinion the financial responsibility of such insurer is or becomes inadequate, Mortgagor shall, in each instance promptly upon its discovery thereof or upon the request of Mortgagee therefor and at Mortgagor’s expense, promptly obtain and deliver to Mortgagee a like policy (or, if and to the extent permitted by Mortgagee, an acceptable evidence of insurance) issued by another insurer, which insurer and policy meet the requirements of this Mortgage. Without limiting the discretion of Mortgagee with respect to required endorsements to insurance policies, all such policies for loss of or damage to the Property shall contain a standard mortgagee clause (without contribution) naming Mortgagee as mortgagee with loss proceeds payable to Mortgagee notwithstanding (i) any act, failure to act or negligence of or violation of any warranty, declaration or condition contained in any such policy by any named or additional insured; (ii) the occupation or use of the Property for purposes more hazardous than permitted by the terms of any such policy; (iii) any foreclosure or other action by Mortgagee under the Loan Documents; or (iv) any change in title to or ownership of the Property or any portion thereof, such proceeds to be held for application as provided in the Loan Documents. A copy of a satisfactory certificate of insurance acceptable to Mortgagee shall be delivered to Mortgagee at the time of execution of this Mortgage, with all premiums fully paid current, and each renewal or substitute policy (or certificate of insurance) shall be delivered to Mortgagee, with all premiums fully paid current, at least ten (10) days before the termination of the policy it renews or replaces. Mortgagor shall pay all premiums on policies required hereunder as they become due and payable and promptly deliver to Mortgagee evidence satisfactory to Mortgagee of the timely payment thereof. If any loss occurs at any time when Mortgagor has failed to perform Mortgagor’s covenants and agreements in this paragraph with respect to any insurance payable because of loss sustained to any part of the Property whether or not such insurance is required by Mortgagee, Mortgagee shall nevertheless be entitled to the benefit of all insurance covering the loss and held by or for Mortgagor, to the same extent as if it had been made payable to Mortgagee. Upon any foreclosure hereof or transfer of title to the Property in extinguishment of the whole or any part of the Secured Indebtedness, all of Mortgagor’s right, title and interest in and to the insurance policies referred to in this Section (including unearned premiums) and all proceeds payable thereunder shall thereupon vest in the purchaser at foreclosure or other such transferee, to the extent permissible under such policies. Mortgagee shall have the right (but not the obligation) to make proof of loss for, settle and adjust any claim under, and receive the proceeds of, all insurance for loss of or damage to the Property, regardless of whether or not such insurance policies are required by Mortgagee, and the expenses incurred by Mortgagee in the adjustment and collection of insurance proceeds shall be a part of the Secured Indebtedness and shall be due and payable to Mortgagee on demand. Mortgagee shall not be, under any circumstances, liable or responsible for failure to collect or exercise diligence in the collection of any of such proceeds or for the obtaining, maintaining or adequacy of any insurance or for failure to see to the proper application of any amount paid over to Mortgagor. Any such proceeds received by Mortgagee shall, after deduction therefrom of all reasonable expenses actually incurred by Mortgagee, including reasonable attorneys’ fees, at Mortgagee’s option be (1) released to Mortgagor, or (2) applied (upon compliance with such terms and conditions as may be required by Mortgagee) to repair or restoration, either partly or entirely, of the Property so damaged, or (3) applied to the payment of the Secured Indebtedness in such order and manner as Mortgagee, in its sole discretion, may elect, whether or not due. In any event, the unpaid portion of the Secured Indebtedness shall remain in full force and effect and the payment thereof shall not be excused. Mortgagor shall at all times comply with the requirements of the insurance policies required hereunder and of the issuers of such policies and of any board of fire underwriters or similar body as applicable to or affecting the Property.

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(e) Reserve for Insurance, Taxes and Assessments. Upon request of Mortgagee following the occurrence of any Default, to secure the payment and performance of the Secured Indebtedness, but not in lieu of such obligations, Mortgagor will deposit with Mortgagee a sum equal to real estate taxes, assessments and charges (which charges for the purpose of this paragraph shall include without limitation any recurring charge which could result in a lien against the Property) against the Property for the current year and the premiums for such policies of insurance for the current year, all as reasonably estimated by Mortgagee and prorated to the end of the calendar month following the month during which Mortgagee’s request is made, and thereafter will deposit with Mortgagee, on each date when an installment of principal and/or interest is due on the Note, sufficient funds (as estimated from time to time by Mortgagee) to permit Mortgagee to pay at least fifteen (15) days prior to the date when penalties would accrue thereon, the next maturing real estate taxes, assessments and charges and premiums for such policies of insurance. Mortgagee shall have the right to rely upon tax information furnished by applicable taxing authorities in the payment of such taxes or assessments and shall have no obligation to make any protest of any such taxes or assessments. Any excess over the amounts required for such purposes shall be held by Mortgagee for future application to taxes and assessments or refunded to Mortgagor, at Mortgagee’s option, and any deficiency in such funds so deposited shall be made up by Mortgagor upon demand of Mortgagee. All such funds so deposited shall bear no interest, may be commingled with the general funds of Mortgagee and shall be applied by Mortgagee toward the payment of such taxes, assessments, charges and premiums when statements therefor are presented to Mortgagee by Mortgagor (which statements shall be presented by Mortgagor to Mortgagee a reasonable time before the applicable amount is due); provided, however, that, if a Default shall have occurred hereunder, which remains uncured, such funds may at Mortgagee’s option be applied to the payment of the Secured Indebtedness in the order determined by Mortgagee in its sole discretion, and that Mortgagee may (but shall have no obligation) at any time, in its discretion, apply all or any part of such funds toward the payment of any such taxes, assessments, charges or premiums which are past due, together with any penalties or late charges with respect thereto. The conveyance or transfer of Mortgagor’s interest in the Property for any reason (including without limitation the foreclosure of a subordinate lien or security interest or a transfer by operation of law) shall constitute an assignment or transfer of Mortgagor’s interest in and rights to such funds held by Mortgagee under this paragraph but subject to the rights of Mortgagee hereunder.

(f) Condemnation. Mortgagor shall notify Mortgagee immediately of any threatened or pending proceeding for condemnation affecting the Property or arising out of damage to the Property, and Mortgagor shall, at Mortgagor’s expense, diligently prosecute any such proceedings. Mortgagee shall have the right (but not the obligation) to participate in any such proceeding and to be represented by counsel of its own choice. Mortgagee shall be entitled to receive all sums which may be awarded or become payable to Mortgagor for the condemnation of the Property, or any part thereof, for public or quasi-public use, or by virtue of private sale in lieu thereof, and any sums which may be awarded or become payable to Mortgagor for injury or damage to the Property. Mortgagor shall, promptly upon written request of Mortgagee, execute such additional assignments and other documents as may be necessary from time to time to permit such participation and to enable Mortgagee to collect and receipt for any such sums. All such sums are hereby assigned to Mortgagee, and shall, after deduction therefrom of all reasonable expenses actually incurred by Mortgagee, including reasonable attorneys’ fees, at Mortgagee’s option be (1) released to Mortgagor, or (2) applied (upon compliance with such reasonable terms and conditions as may be required by Mortgagee) to repair or restoration of the Property so affected, or (3) applied to the payment of the Secured Indebtedness in such order and manner as Mortgagee, in its sole discretion, may elect, whether or not due. In any event the unpaid portion of the Secured Indebtedness shall remain in full force and effect and the payment thereof shall not be excused. Mortgagee shall not be, under any circumstances, liable or responsible for failure to collect or to exercise diligence in the collection of any such sum or for failure to see to the proper application of any amount paid over to Mortgagor. Mortgagee is hereby authorized, in the name of Mortgagor, to execute and deliver valid acquittances for, and to appeal from, any such award, judgment or decree. All reasonable costs and expenses (including but not limited to attorneys’ fees) incurred by Mortgagee in connection with any condemnation shall be a demand obligation owing by Mortgagor (which Mortgagor hereby promises to pay) to Mortgagee pursuant to this Mortgage.

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(g) Compliance with Legal Requirements. The Property and the use, operation and maintenance thereof and all activities thereon do and shall at all times comply with all applicable Legal Requirements (hereinafter defined). Mortgagor shall not, by act or omission, permit any building or other improvement not subject to the lien of this Mortgage to rely on the Property or any interest therein to fulfill any requirement of any Legal Requirement. No improvement upon or use of any part of the Property constitutes a nonconforming use under any zoning law or similar law or ordinance. Mortgagor has obtained and shall preserve in force all requisite zoning, utility, building, health, environmental and operating permits from the governmental authorities having jurisdiction over the Property.

If Mortgagor receives a written notice or claim from any person that the Property, or any use, activity, operation or maintenance thereof or thereon, is not in compliance with any Legal Requirement, Mortgagor will promptly furnish a copy of such notice or claim to Mortgagee. As of the date hereof, Mortgagor has received no notice and has no knowledge of any such noncompliance. As used in this Mortgage: (i) the term “Legal Requirement” means any Law (hereinafter defined), agreement, covenant, restriction, easement or condition (including, without limitation of the forgoing, any condition or requirement imposed by an insurance or surety company), as any of the same now exists or may be changed or amended or come into effect in the future; and (ii) the term “Law” means any federal, state or local law, statute, ordinance, code, rule, regulation, license, permit, authorization, decision, order, injunction or decree, domestic or foreign.

(h) Maintenance, Repair and Restoration. Mortgagor will keep the Wells and Equipment in first class order, repair, operating condition and appearance, causing all necessary repairs, renewals, replacements, additions and improvements to be promptly made, and will not allow any of the Property to be misused, abused or wasted or to deteriorate. Notwithstanding the foregoing, Mortgagor will not, without the prior written consent of Mortgagee, (i) remove from the Property any fixtures or personal property covered by this Mortgage except such as is replaced by Mortgagor by an article of equal suitability and value, owned by Mortgagor, free and clear of any lien or security interest (except that created by this Mortgage), or (ii) make any structural alteration to the Property or any other alteration thereto which impairs the value thereof. If any act or occurrence of any kind or nature (including any condemnation or any casualty for which insurance was not obtained or obtainable) shall result in damage to or loss or destruction of the Property, Mortgagor shall give prompt notice thereof to Mortgagee and, to the extent insurance and/or condemnation proceeds (if any) shall be made available to Mortgagor for such purpose pursuant to the terms hereof, Mortgagor shall promptly, at Mortgagor’s sole cost and expense, commence and continue diligently to completion to restore, repair, replace and rebuild the Property as nearly as possible to its value, condition and character immediately prior to the damage, loss or destruction. The foregoing shall not apply with respect to the removal of Substances sold in the ordinary course of Mortgagor’s business.

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(i) No Other Liens. Except for the Permitted Exceptions, Mortgagor will not, without the prior written consent of Mortgagee, create, place or permit to be created or placed, or through any act or failure to act, acquiesce in the placing of, or allow to remain, any mortgage, voluntary or involuntary lien, whether statutory, constitutional or contractual, security interest, encumbrance or charge, or conditional sale or other title retention document, against or covering the Property, or any part thereof, regardless of whether the same are expressly or otherwise subordinate to the lien or security interest created in this Mortgage, and should any of the foregoing become attached hereafter in any manner to any part of the Property without the prior written consent of Mortgagee, Mortgagor will cause the same to be promptly discharged and released. Subject to the terms of the Oil and Gas Lease, Mortgagor will own all parts of the Property and will not acquire any fixtures, equipment or other property (including software embedded therein) forming a part of the Property pursuant to a lease, license, security agreement or similar agreement, whereby any party has or may obtain the right to repossess or remove same, without the prior written consent of Mortgagee. If Mortgagee consents to the voluntary grant by Mortgagor of any mortgage, lien, security interest, or other encumbrance (hereinafter called “Subordinate Mortgage”) covering any of the Property or if the foregoing prohibition is determined by a court of competent jurisdiction to be unenforceable as to a Subordinate Mortgage, any such Subordinate Mortgage shall contain express covenants to the effect that: (1) the Subordinate Mortgage is unconditionally subordinate to this Mortgage and all Leases (hereinafter defined); (2) if any action shall be instituted to foreclose or otherwise enforce the Subordinate Mortgage, no tenant of any of the Leases (hereinafter defined) shall be named as a party defendant, and no action shall be taken that would terminate any occupancy or tenancy without the prior written consent of Mortgagee; (3) Rents (hereinafter defined), if collected by or for the Mortgagee of the Subordinate Mortgage, shall be applied first to the payment of the Secured Indebtedness then due and expenses incurred in the ownership, operation and maintenance of the Property in such order as Mortgagee may determine, prior to being applied to any indebtedness secured by the Subordinate Mortgage; (4) written notice of default under the Subordinate Mortgage and written notice of the commencement of any action to foreclose or otherwise enforce the Subordinate Mortgage or to seek the appointment of a receiver for all or any part of the Property shall be given to Mortgagee with or immediately after the occurrence of any such default or commencement; and (5) neither the Mortgagee of the Subordinate Mortgage, nor any purchaser at foreclosure thereunder, nor anyone claiming by, through or under any of them shall succeed to any of Mortgagor’s rights hereunder without the prior written consent of Mortgagee.

(j) Operation of Property. Mortgagor will operate the Property in a good and workmanlike manner and in accordance with all Legal Requirements and will pay all fees or charges of any kind in connection therewith. Upon the completion of any construction of improvements thereon, Mortgagor will keep the Property occupied so as not to impair the insurance carried thereon. Mortgagor will not use or occupy or conduct any activity on, or allow the use or occupancy of or the conduct of any activity on, the Property in any manner which violates any Legal Requirement or which constitutes a public or private nuisance or which makes void, voidable or cancelable, or increases the premium of, any insurance then in force with respect thereto. Mortgagor will not use or permit the use of the Property in such a manner which would result in such use becoming a nonconforming use under applicable zoning ordinances or other Legal Requirement. Mortgagor will not impose any easement (except utility easements executed by Mortgagor in connection with the development of the Property), restrictive covenant or encumbrance upon the Property (except for the Permitted Encumbrances), execute or file any subdivision plat or condominium declaration affecting the Property or consent to the annexation of the Property to any municipality, without the prior written consent of Mortgagee which consent shall not be unreasonably withheld, conditioned or delayed. Mortgagor will not do or suffer to be done any act whereby the value of any part of the Property may be lessened. Mortgagor will preserve, protect, renew, extend and retain all material rights and privileges granted for or applicable to the Property. Without the prior written consent of Mortgagee, there shall be no drilling or exploration for or extraction, removal or production of any mineral, hydrocarbon, gas, natural element, compound or substance (including sand and gravel) from the surface or subsurface of the Land regardless of the depth thereof or the method of mining or extraction thereof. Mortgagor will cause all debts and liabilities of any character (including without limitation all debts and liabilities for labor, material and equipment and all debts and charges for utilities servicing the Property) incurred in the construction, maintenance, operation and development of the Property to be promptly paid.

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(k) Financial Matters. Mortgagor is solvent after giving effect to all borrowings contemplated by the Loan Documents and no proceeding under any Debtor Relief Law (hereinafter defined) is pending (or to Mortgagor’s knowledge threatened) by or against Mortgagor, of any Affiliate of Mortgagor as debtor. For the purposes of this paragraph, “Mortgagor” shall also include any person liable directly or indirectly for the Secured Indebtedness or any part thereof and any joint venturer, member or general partner of Mortgagor.

(l) Status of Mortgagor; Suits and Claims; Loan Documents. If Mortgagor is a corporation, partnership, limited liability company, or other legal entity, Mortgagor is and will continue to be (i) duly organized, validly existing and in good standing under the laws of its state of organization, (ii) authorized to do business in, and in good standing in the state in which the Property is located, and (iii) possessed of all requisite power and authority to carry on its business and to own and operate the Property. Each Loan Document and concurrently executed by Mortgagor has been duly authorized, executed and delivered by Mortgagor, and the obligations thereunder and the performance thereof by Mortgagor in accordance with their terms are and will continue to be within Mortgagor’s power and authority (without the necessity of joinder or consent of any other person), are not and will not be in contravention of any Legal Requirement (subject, however, to the effect upon enforceability of applicable bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the exercise of judicial discretion in accordance with general principles of equity) or any other document or agreement to which Mortgagor or the Property is subject, and do not and will not result in the creation of any encumbrance against any assets or properties of Mortgagor, or any other person liable, directly or indirectly, for any of the Secured Indebtedness, except as expressly contemplated by the Loan Documents. There is no suit, action, claim, investigation, inquiry, proceeding or demand pending (or, to Mortgagor’s knowledge, threatened) which affects the Property (including, without limitation, any which challenges or otherwise pertains to Mortgagor’s title to the Property) or the validity, enforceability or priority of any of the Loan Documents. There is no judicial or administrative action, suit or proceeding pending (or, to Mortgagor’s knowledge, threatened) against Mortgagor or against any other person liable directly or indirectly for the Secured Indebtedness, except as has been disclosed in writing to Mortgagee in connection with the Loan. The Loan Documents constitute legal, valid and binding obligations of Mortgagor enforceable in accordance with their terms, except as the enforceability thereof may be limited by Debtor Relief Laws (hereinafter defined) and except as the availability of certain remedies may be limited by general principles of equity. Mortgagor is not a “foreign person” within the meaning of the Internal Revenue Code of 1986, as amended, Sections 1445 and 7701 (i.e. Mortgagor is not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined therein and in any regulations promulgated thereunder). The loan evidenced by the Note was made solely to acquire or carry on a business or commercial enterprise, and is not for personal, family, household or agricultural purposes, and Mortgagor is a business or commercial organization. Mortgagor further warrants that the proceeds of the Notes shall be used for commercial purposes and stipulates that the loans evidenced by the Notes shall be construed for all purposes as commercial loans. Mortgagor will not cause or permit any change to be made in its name, identity, or corporate or partnership structure, unless Mortgagor shall have notified Mortgagee of such change prior to the effective date of such change, and shall have first taken all action required by Mortgagee for the purpose of further perfecting or protecting the lien and security interest of Mortgagee in the Property. Mortgagor’s principal place of business and chief executive office, and the place where Mortgagor keeps its books and records concerning the Property, has for the preceding four months been and will continue to be (unless Mortgagor notifies Mortgagee of any change in writing prior to the date of such change) the address of Mortgagor set forth at the end of this Mortgage. Mortgagor’s organizational identification number assigned by the state of incorporation or organization is correctly set forth on the first page of this Mortgage. Mortgagor shall promptly notify Mortgagee of any change of its organizational identification number.

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(m) Further Assurances. Mortgagor will, promptly on request of Mortgagee, (i) correct any defect, error or omission which may be discovered in the contents, execution or acknowledgment of this Mortgage or any other Loan Document; (ii) execute, acknowledge, deliver, procure and record and/or file such further documents (including, without limitation, further mortgages, security agreements, financing statements, continuation statements, and assignments of rents or leases) and do such further acts as may be necessary or proper to carry out more effectively the purposes of this Mortgage and the other Loan Documents, to more fully identify and subject to the liens and security interests hereof any property intended to be covered hereby (including specifically, but without limitation, any renewals, additions, substitutions, replacements, or appurtenances to the Property) or as reasonably deemed advisable by Mortgagee to protect the lien or the security interest hereunder against the rights or interests of third persons; and (iii) provide such certificates, documents, reports, information, affidavits and other instruments and do such further acts as may be necessary, desirable or proper in the reasonable determination of Mortgagee to enable Mortgagee to comply with the requirements or requests of any agency having jurisdiction over Mortgagee or any examiners of such agencies with respect to the indebtedness secured hereby, Mortgagor or the Property. Mortgagor shall pay all costs connected with any of the foregoing, which shall be a demand obligation owing by Mortgagor (which Mortgagor hereby promises to pay) to Mortgagee pursuant to this Mortgage.

(n) Fees and Expenses. Without limitation of any other provision of this Mortgage or of any other Loan Documents and to the extent not prohibited by applicable law, Mortgagor will pay, and will reimburse to Mortgagee on demand to the extent paid by Mortgagee: (i) all appraisal fees, filing, registration and recording fees, recordation, transfer and other taxes, brokerage fees and commissions, abstract fees, title search or examination fees, title policy and endorsement premiums and fees, uniform commercial code search fees, judgment and tax lien search fees, escrow fees, reasonable attorneys’ fees, architect fees, engineer fees, construction consultant fees, environmental inspection fees, survey fees, and all other out-of-pocket costs and expenses of every character reasonably incurred by Mortgagor or Mortgagee in connection with the preparation of the Loan Documents, the evaluation, closing and funding of the loans evidenced by the Loan Documents, and any and all amendments and supplements to this Mortgage or the Note or any approval, consent, waiver, release or other matter requested or required hereunder or thereunder, or otherwise attributable or chargeable to Mortgagor as lessee, and ultimately, owner of the Property; and (ii) all out of pocket costs and expenses, including reasonable attorneys’ fees and expenses, incurred or expended in connection with the exercise of any right or remedy, or the defense of any right or remedy or the enforcement of any obligation of Mortgagor, hereunder or under any other Loan Document .

(o) Taxes on Note or Mortgage. Mortgagor will promptly pay all income, franchise and other taxes owing by Mortgagor and any stamp, documentary, recordation and transfer taxes or other taxes (excluding income taxes imposed upon the income of Mortgagee) (unless such payment by Mortgagor is prohibited by law) which may be required to be paid with respect to the Note, this Mortgage or any other instrument evidencing or securing any of the Secured Indebtedness. In the event of the enactment after this date of any law of any governmental entity applicable to Mortgagee, the Note, the Property or this Mortgage deducting from the value of property for the purpose of taxation any lien or security interest thereon, or imposing upon Mortgagee the payment of the whole or any part of the taxes or assessments or charges or liens herein required to be paid by Mortgagor, or changing in any way the laws relating to the taxation of deeds of trust or mortgages or security agreements or debts secured by deeds of trust or mortgages or security agreements or the interest of the mortgagee or secured party in the property covered thereby, or the manner of collection of such taxes, so as to affect this Mortgage or the Secured Indebtedness or Mortgagee, then, and in any such event, Mortgagor, upon demand by Mortgagee, shall pay such taxes, assessments, charges or liens, or reimburse Mortgagee therefor; provided, however, that if in the opinion of counsel for Mortgagee (i) it might be unlawful to require Mortgagor to make such payment or (ii) the making of such payment might result in the imposition of interest beyond the maximum amount permitted by law, then and in such event, Mortgagee may elect, by notice in writing given to Mortgagor, to declare all of the Secured Indebtedness to be and become due and payable ninety (90) days from the giving of such notice.

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(p) Statement Concerning Mortgage, Etc. Mortgagor shall at any time and from time to time furnish within fifteen (15) days of written request by Mortgagee a written statement in such form as may be required by Mortgagee stating that to the best of the Mortgagor’s knowledge (i) this Mortgage and the other Loan Documents executed by Mortgagor are valid and binding obligations of Mortgagor, enforceable against Mortgagor in accordance with their terms; (ii) this Mortgage and the other Loan Documents have not been released, subordinated or modified; and (iii) there are no offsets or defenses against the enforcement of this Mortgage or any other Loan Document. If any of the foregoing statements are untrue, Mortgagor shall, alternatively, specify the reasons therefor.

(q) Covenants, Representation and Warranties Concerning the Oil and Gas Lease. Mortgagor covenants, represents and warrants that:

(i) The Oil and Gas Lease or a memorandum thereof has been duly recorded. The Oil and Gas Lease is in full force and effect in accordance with the terms thereof and has not been modified. There are no existing defaults by any party to the Oil and Gas Lease thereunder (or events which would constitute a default but for the giving of notice and/or the passage of time). Mortgagor is the owner of the leasehold estate created by the Oil and Gas Lease and has the right and authority to mortgage the same to Mortgagee hereunder without the need to obtain the consent of any person, including TEHI LLC or, if needed, such consent has been obtained. In the event that Mortgagee acquires title to Mortgagor’s interest in the Oil and Gas Lease, by foreclosure or assignment in lieu or under a new lease, Mortgagee may assign the Oil and Gas Lease (or such new lease, as applicable) and shall be released from all liability under the Oil and Gas Lease (or a new lease, as applicable), from and after the date Mortgagee provides the ground lessor under the Oil and Gas Lease with a copy of an agreement executed by the assignee wherein such assignee agrees to assume all of the obligations of the Mortgagee under the Oil and Gas Lease.

(ii) Mortgagor shall not surrender the leasehold estate created under the Oil and Gas Lease or its interest herein described, nor terminate or cancel the Oil and Gas Lease, and will not without the express written consent of Mortgagee modify, change, supplement, alter or amend the Oil and Gas Lease either orally or in writing, in any way, and as further security for the performance of the covenants herein and in the Oil and Gas Lease contained, Mortgagor hereby assigns to Mortgagee all of its rights, privileges and prerogatives as under the Oil and Gas Lease to terminate, cancel, modify, change, supplement, alter or amend the Oil and Gas Lease, in any way any. Mortgagor acknowledges and agrees that any termination, cancellation, modification, change, supplement, alteration or amendment of the Oil and Gas Lease, in any way, without the prior written consent thereto by Mortgagee shall be void and of no force and effect. Mortgagor shall furnish to Mortgagee, simultaneously with the giving thereof as hereinafter provided in this sentence, copies of any notices of default by the ground lessor under the Oil and Gas Lease which Mortgagor may give TEHI LLC or any ground lessor thereunder. Mortgagor covenants with Mortgagee that it shall observe and perform each and every term, covenant, agreement and condition set forth in the Oil and Gas Lease to be observed and/or performed by Mortgagor, as tenant thereunder. Mortgagee shall have the right to declare the occurrence of a Default under this Mortgage in the event of a default in or breach of the performance by Mortgagor under the Oil and Gas Lease, of any of the terms, covenants, or conditions contained in the Oil and Gas Lease.

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(iii) If there shall be filed by or against the Mortgagor a petition under the Bankruptcy Code, 11 U.S.C. §101 et seq., and the Mortgagor, as lessee under the Oil and Gas Lease, shall determine to reject the Oil and Gas Lease pursuant to Section 365(a) of the Bankruptcy Code, the Mortgagor shall give the Mortgagee not less than ten (10) ten days’ prior notice of the date on which the Mortgagor shall apply to the bankruptcy court for authority to reject the Oil and Gas Lease. The Mortgagee shall have the right, but not the obligation, to serve upon the Mortgagor within such ten (10) day period a notice stating that (A) the Mortgagee demands that the Mortgagor assume and assign the Oil and Gas Lease to the Mortgagee pursuant to Section 365 of the Bankruptcy Code and (B) the Mortgagee may, in its discretion and if deemed prudent by the Mortgagee, cure or provide adequate assurance of prompt cure of all defaults and provide adequate assurance of future performance under the Oil and Gas Lease. If the Mortgagee serves upon the Mortgagor the notice described in the preceding sentence, the Mortgagor shall not seek to reject the Oil and Gas Lease and shall comply with the demand provided for in clause (A) of the preceding sentence within 30 days after the notice shall have been given.

(iv) No release or forbearance of any of Mortgagor’s obligations under the Oil and Gas Lease, pursuant to the Oil and Gas Lease or otherwise, shall release Mortgagor from any of the Mortgagor’s obligations under this Mortgage, including obligations with respect to the payment of rent if provided for in the Oil and Gas Lease and the performance of all of the terms, provisions, covenants, conditions and agreements contained in the Oil and Gas Lease, to be kept, performed and complied with by the tenant therein.

(v) Mortgagor will at all times fully perform and comply with all agreements, covenants, terms and conditions imposed upon or assumed by the tenant under the Oil and Gas Lease, and if Mortgagor shall fail so to do, Mortgagee may (but shall not be obligated to) take any action Mortgagee deems necessary or desirable to prevent or to cure any default by Mortgagor in the performance of or compliance with any of the tenant’s covenants or obligations under the Oil and Gas Lease. Mortgagor shall furnish to Mortgagee immediately upon receipt thereof copies of any notices of default under the Oil and Gas Lease received by Mortgagor from the ground lessor under the Oil and Gas Lease, whether or not the ground lessor is required under the Oil and Gas Lease to give any such notices to Mortgagee, and if any such notices are given to them orally by the ground lessor, Mortgagor shall immediately furnish full particulars thereof to Mortgagee in writing. Upon receipt by Mortgagee from the ground lessor under the Oil and Gas Lease, or upon receipt from Mortgagor, as aforesaid, of any such notice of default under the Oil and Gas Lease, Mortgagee may rely thereon and may, but in no case is obligated to, take any action to cure such default even though the existence or nature of such default shall be questioned or denied by Mortgagor, or by any party on behalf of Mortgagor. Mortgagor hereby expressly grants to Mortgagee and agrees that Mortgagee shall have absolute and immediate right to enter in and upon the Premises or any part thereof to such extent and as often as Mortgagee, in its sole discretion, deems necessary or desirable in order to prevent or to cure any such default by Mortgagor. Mortgagee may pay and extend such sums of money as Mortgagee in its sole discretion deems necessary for any such purpose, and Mortgagor hereby agrees to pay to Mortgagee, immediately and without demand, all such sums so paid and expended by Mortgagee, together with interest thereon from the date of each such payment at any post-default rate set forth in the Note). All sums so paid and expended by Mortgagee, and the interest thereon, shall be added to and be secured by the lien of this Mortgage.

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(vi) Mortgagor shall furnish to Mortgagee, immediately upon request, any and all information concerning the performance by Mortgagor of its obligations under the Oil and Gas Lease, and shall permit Mortgagee or its agent at all reasonable times to make investigation or examination concerning such performance and information. Mortgagor will promptly deposit with Mortgagee (to be held by Mortgagee at its option until the lien of this Mortgage shall be released) any and all documentary evidence received by it showing compliance with the provisions of the Oil and Gas Lease and an exact copy of any notice, communication, plan, specification or other instrument or document received or given by it in any way relating to or affecting the Oil and Gas Lease which may concern or affect the estate of the ground lessor or tenant under the Oil and Gas Lease or the interest of Mortgagee hereunder. In furtherance of, and without limiting the foregoing, Mortgagor shall provide Mortgagee with a contemporaneous exact copy of all written communications sent to or received from the ground lessor under the Oil and Gas Lease and shall give Mortgagee an immediate written explanation of all oral communications sent to or received from the ground lessor under the Oil and Gas Lease of a material nature or which involves a claimed breach or default under the Oil and Gas Lease by either ground lessor or the Mortgagor. Mortgagor will take all reasonable steps, including legal proceedings, to protect its own right, title and interest in any of the Property and to enable Mortgagee to defend its interest therein. Without limitation, if any action, proceeding, motion or notice shall be commenced or filed in respect to the Oil and Gas Lease or the Property in connection with any case under the Bankruptcy Code, 11 U.S.C. §101 et seq., Mortgagee shall have the option, to the exclusion of Mortgagor, exercisable upon notice from Mortgagee to Mortgagor, to conduct and control any such litigation with counsel of Mortgagee’s choice, but Mortgagee shall consult with and advise Mortgagor, from time to time of the progress of any such litigation. Mortgagee may proceed in its own name or in the name of Mortgagor in connection with any such litigation, and Mortgagor agrees to execute any and all powers, authorizations, consents and other documents required by the Mortgagee in connection therewith. Mortgagor shall, upon demand, pay to Mortgagee all costs and expenses (including reasonable attorneys’ fees) paid or incurred by Mortgagee in connection with the prosecution or conduct of any such proceedings. Any such costs or expenses not paid by Mortgagor as aforesaid shall be secured by the lien of this Mortgage and shall be added to the principal amount of the indebtedness secured hereby. Mortgagor shall not commence any action, suit, proceeding or case, or file any application or make any motion, in respect of the Oil and Gas Lease in any such case under Debtor Relief Laws (as such term is defined in the Loan Agreement) without the prior written consent of Mortgagee.

(vii) The lien of this Mortgage shall attach to all of Mortgagor’s rights and remedies at any time arising under or pursuant to subsection 365(h) of the Bankruptcy Code, 11 U.S.C. §365(h), including, without limitation, all of Mortgagor’s rights to remain in possession of the Premises thereunder. Mortgagor shall not, without Mortgagee’s prior written consent, elect to treat the Oil and Gas Lease as terminated under subsection 365(h)(1) of the Bankruptcy Code, 11 U.S.C. §365(h)(1), and any such election made without Mortgagee’s prior written consent shall be void.

(ix) Mortgagor hereby unconditionally assigns, transfers and sets over to Mortgagee all of its claims and rights to the payment of damages arising from any rejection by the ground lessor of the Oil and Gas Lease under the Bankruptcy Code, 11 U.S.C. §101 et seq. Mortgagee shall have the right to proceed in its own name or in the name of Mortgagor in respect of any claim, suit, action or proceeding relating to the rejection of the Oil and Gas Lease, including, without limitation, the right to file and prosecute, to the exclusion of Mortgagor, any proofs of claim, complaints, motions, applications, notices and other documents, in any case in respect of the ground lessor under any Debtor Relief Laws. This assignment constitutes a present, irrevocable and unconditional assignment of the foregoing claims, rights and remedies, and shall continue in effect until all of the indebtedness and obligations secured by this Mortgage shall have been satisfied and discharged in full.

(x) Unless Mortgagee shall otherwise expressly consent in writing, the fee title to the property demised by the Oil and Gas Lease and the leasehold estate shall not merge but shall always remain separate and distinct, notwithstanding the union of such estates either in the ground lessor or the Mortgagor or in a third party by purchase or otherwise.

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(xi) In the event that the ground lessor’s interest and estate in, to or under the Oil and Gas Lease or the Premises is held or owned by the same person or entity which holds or owns the Mortgagor’s interest and estate in, to or under the Oil and Gas Lease or the Premises, the lien, right, title and interest under and pursuant to this Mortgage shall at the election of Mortgagee, evidenced by the filing of a recorded instrument stating the same, automatically, without any further documentation, extend to and shall be spread to and over the fee simple estate in and to the Premises and shall be and constitute a fee simple mortgage.

(r) Indemnification.

(i) Mortgagor will indemnify and hold harmless Mortgagee from and against, and reimburse Mortgagee on demand for, any and all Indemnified Matters (hereinafter defined). For purposes of this paragraph (r), the term “Mortgagee” shall include the directors, officers, partners, employees and agents of Mortgagee and any persons owned or controlled by, owning or controlling, or under common control or affiliated with Mortgagee. Without limitation, the forgoing indemnities shall apply to each indemnified person with respect to matters which in whole or in part are caused by or arise out of the negligence of such (and/or any other) indemnified person. Any amount to be paid under this paragraph (r) by Mortgagor to Mortgagee shall be a demand obligation owing by Mortgagor (which Mortgagor hereby promises to pay) to Mortgagee pursuant to this Mortgage. Nothing in this paragraph, elsewhere in this Mortgage or in the Note shall limit or impair any rights or remedies of Mortgagee (including without limitation any rights of contribution or indemnification) against Mortgagor or any other person under any other provision of this Mortgage or the Note.

(ii) As used herein, the term “Indemnified Matters” means any and all claims, demands, liabilities (including strict liability), losses, damages (including consequential damages), causes of action, judgments, penalties, fines, costs and expenses (including without limitation, reasonable fees and expenses of attorneys and other professional consultants and experts, and of the investigation and defense of any claim, whether or not such claim is ultimately defeated, and the settlement of any claim or judgment including all value paid or given in settlement) of every kind, known or unknown, foreseeable or unforeseeable, which may be imposed upon, asserted against or incurred or paid by Mortgagee at any time and from time to time, whenever imposed, asserted or incurred, because of, resulting from, in connection with, or arising out of any transaction, act, omission, event or circumstance in any way connected with the Property or with this Mortgage or the Note, including but not limited to any bodily injury or death or property damage occurring in or upon or in the vicinity of the Property through any cause whatsoever at any time on or before the Release Date (hereinafter defined) any act performed or omitted to be performed hereunder or under any the Note, any breach by Mortgagor of any representation, warranty, covenant, agreement or condition contained in this Mortgage or in the Note, any default as defined herein, any claim under or with respect to any Lease (hereinafter defined). The term “Release Date” as used herein means the earlier of the following two dates: (i) the date on which the indebtedness and obligations secured hereby have been paid and performed in full and this Mortgage has been released or satisfied of record, or (ii) the date on which the lien of this Mortgage is fully and finally foreclosed or a conveyance by deed in lieu of such foreclosure is fully and finally effective, and possession of the Property has been given to the purchaser or grantee free of occupancy and claims to occupancy by Mortgagor and Mortgagor’s heirs, devisees, representatives, successors and assigns; provided, that if such payment, performance, release, foreclosure or conveyance is challenged, in bankruptcy proceedings or otherwise, the Release Date shall be deemed not to have occurred until such challenge is rejected, dismissed or withdrawn with prejudice. The indemnities in this paragraph (r) shall not terminate upon the Release Date or upon the release, satisfaction, foreclosure or other termination of this Mortgage but will survive the Release Date, foreclosure of this Mortgage or conveyance in lieu of foreclosure, the repayment of the Secured Indebtedness, the discharge and satisfaction or release of this Mortgage and the Note, any bankruptcy or other debtor relief proceeding, and any other event whatsoever. Notwithstanding the foregoing the indemnities in the paragraph (r) shall terminate and be of no further force or effect in the event that no claim for Indemnified Matters shall be asserted, or action therefor instituted, prior to the expiration of the statutory period of limitations under applicable Law following the Release Date.

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Section 2.2. Performance by Mortgagee on Mortgagor’s Behalf. Mortgagor agrees that, if Mortgagor fails, after the expiration of any applicable grace and/or cure period, to perform any act or to take any action which under any Loan Document Mortgagor is required to perform or take, or to pay any money which under any Loan Document Mortgagor is required to pay, and whether or not the failure then constitutes a default hereunder or thereunder, and whether or not there has occurred any default or defaults hereunder or the Secured Indebtedness has been accelerated, Mortgagee, in Mortgagor’s name or its own name, may, but shall not be obligated to, after reasonable written notice to Mortgagor under the circumstances, perform or cause to be performed such act or take such action or pay such money, and any expenses so incurred by Mortgagee, with interest thereon at any post-default rate provided for in the Note, and any money so paid by Mortgagee shall be a demand obligation owing by Mortgagor to Mortgagee (which obligation Mortgagor hereby promises to pay), shall be a part of the indebtedness secured hereby, and Mortgagee, upon making such payment, shall be subrogated to all of the rights of the person, entity or body politic receiving such payment. Mortgagee and its designees shall have the right to enter upon the Property at any time and from time to time, after reasonable notice to Mortgagor, for any such purposes. No such payment or performance by Mortgagee shall waive or cure any default or waive any right, remedy or recourse of Mortgagee. Any such payment may be made by Mortgagee in reliance on any statement, invoice or claim without inquiry into the validity or accuracy thereof. Each amount due and owing by Mortgagor to Mortgagee pursuant to this Mortgage shall bear interest, from the date such amount becomes due until paid, at any post-default rate provided for in the Note but never in excess of the maximum nonusurious amount permitted by applicable law, including applicable exceptions whereby no maximum amount is prescribed, which interest shall be payable to Mortgagee on demand; and all such amounts, together with such interest thereon, shall automatically and without notice be a part of the indebtedness secured hereby. The amount and nature of any expense by Mortgagee hereunder and the time when paid shall be fully established by the certificate of Mortgagee or any of Mortgagee’s officers or agents.

Section 2.3. Absence of Obligations of Mortgagee with Respect to Property. Notwithstanding anything in this Mortgage to the contrary, including, without limitation, the definition of “Property” and/or the provisions of Article 3 hereof, (i) to the extent permitted by applicable law, the Property is composed of Mortgagor’s rights, title and interests therein but not Mortgagor’s obligations, duties or liabilities pertaining thereto, (ii) Mortgagee neither assumes nor shall have any obligations, duties or liabilities in connection with any portion of the items described in the definition of “Property” herein, either prior to or after obtaining title to such Property, whether by foreclosure sale, the granting of a deed in lieu of foreclosure or otherwise, and (iii) Mortgagee may, at any time prior to or after the acquisition of title to any portion of the Property as above described, advise any party in writing as to the extent of Mortgagee’s interest therein and/or expressly disaffirm in writing any rights, interests, obligations, duties and/or liabilities with respect to such Property or matters related thereto. Without limiting the generality of the foregoing, it is understood and agreed that Mortgagee shall have no obligations, duties or liabilities prior to or after acquisition of title to any portion of the Property, as lessee under any lease or purchaser or seller under any contract or option unless Mortgagee elects otherwise by written notification.

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Section 2.4. Authorization to File Financing Statements; Power of Attorney. Mortgagor hereby authorizes Mortgagee at any time and from time to time to file any initial financing statements, amendments thereto and continuation statements with or without signature of Mortgagor as authorized by applicable law, as applicable to the Collateral required by Mortgagee to establish or maintain the validity, perfection and priority of the security interests granted in this Mortgage. For the purpose of such filings, Mortgagor agrees to furnish any information reasonably requested by Mortgagee promptly upon request by Mortgagee. Mortgagor also ratifies its authorization for Mortgagee to have filed any like initial financing statements, amendments thereto or continuation statements if filed prior to the date of this Mortgage. Mortgagor hereby irrevocably constitutes and appoints Mortgagee and any officer or agent of Mortgagee, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of Mortgagor or in Mortgagor’s own name to execute in Mortgagor’s name any such financing statements, amendments and continuation statements and to otherwise carry out the purposes of this Section 2.4, to the extent that Mortgagor’s authorization above is not sufficient. To the extent permitted by law, Mortgagor hereby ratifies all acts said attorneys-in-fact shall lawfully do, have done in the past or cause to be done in the future by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

ARTICLE 3

Assignment of Rents and Leases

Section 3.1. Assignment. Mortgagor hereby unconditionally, absolutely and presently sells, grants, transfers, releases, conveys and assigns to Mortgagee all Rents (hereinafter defined) and all of Mortgagor’s rights in and under all Leases (hereinafter defined). This grant, transfer, assignment and conveyance of Leases gives Mortgagee the present unconditional and absolute right and title to the Leases and Rents and to collect and receive the Rents. So long as no Default has occurred, which remains uncured, Mortgagor shall have a license (which license shall terminate automatically and without further notice upon the occurrence of a Default), in the place and stead of Mortgagee, to collect, but not prior to accrual, the Rents under the Leases and, where applicable, subleases, such Rents to be held in trust for Mortgagee and to otherwise deal with all Leases as permitted by this Mortgage. Each month, provided no Default has occurred, which remains uncured, Mortgagor may retain such Rents as were collected that month and may use and enjoy such Rents free of any trust for Mortgagee. Upon the revocation of such license, all Rents shall be paid directly to Mortgagee and not through the Mortgagor, all without the necessity of any further action by Mortgagee, including, without limitation, any action to obtain possession of the Land, Improvements or any other portion of the Property or any action for the appointment of a receiver. Mortgagor, during the continuance of any Default, hereby authorizes and directs the tenants under the Leases to pay Rents to Mortgagee upon written demand by Mortgagee, without further consent of Mortgagor, without any obligation of such tenants to determine whether a Default has in fact occurred and regardless of whether Mortgagee has taken possession of any portion of the Property, and the tenants may rely upon any written statement delivered by Mortgagee to the tenants. Any such payments to Mortgagee shall constitute payments to Mortgagor under the Leases, and Mortgagor hereby irrevocably appoints Mortgagee as its attorney-in-fact to do all things which Mortgagor might reasonably otherwise do with respect to the Property and the Leases thereon, including, without limitation, (i) collecting Rents with or without suit and applying the same, less expenses of collection, to any of the obligations secured hereunder or to expenses of operating and maintaining the Property (including reasonable reserves for anticipated expenses), at the option of the Mortgagee, all in such manner as may be determined by Mortgagee, or at the option of Mortgagee, holding the same as security for the payment of the Secured Indebtedness, (ii) leasing, in the name of Mortgagor, the whole or any part of the Property which may become vacant, and (iii) employing agents therefor and paying such agents reasonable compensation for their services; provided, however, that Mortgagee shall exercise such rights as attorney-in-fact only subsequent to the occurrence of a Default under the terms of the Notes or this Mortgage, which remains uncured. The curing of such Default, unless other Defaults also then exist, shall entitle Mortgagor to recover its aforesaid license to do any such things which Mortgagor might otherwise do with respect to the Property and the Leases thereon and to again collect such Rents. The powers and rights granted in this paragraph shall be in addition to the other remedies herein provided for upon the occurrence of a Default and may be exercised independently of or concurrently with any of said remedies. Nothing in the foregoing shall be construed to impose any obligation upon Mortgagee to exercise any power or right granted in this paragraph or to assume any liability under any Lease of any part of the Property and no liability shall attach to Mortgagee for failure or inability to collect any Rents under any such Lease. The assignment contained in this Section shall automatically become null and void upon the release or satisfaction of record of this Mortgage. As used herein: (i) “Lease” means each existing or future lease, sublease (to the extent of Mortgagor’s rights thereunder) or other agreement under the terms of which any person has or acquires any right to occupy or use the Property, or any part thereof, or interest therein, and each existing or future guaranty of payment or performance thereunder, and all extensions, renewals, modifications and replacements of each such lease, sublease, agreement or guaranty; and (ii) “Rents” means all of the rents, revenue, income, profits and proceeds derived and to be derived from the Property or arising from the use or enjoyment of any portion thereof or from any Lease, including but not limited to the proceeds from any negotiated lease termination or buyout of such Lease, liquidated damages following default under any such Lease, all proceeds payable under any policy of insurance covering loss of rents resulting from untenantability caused by damage to any part of the Property, all of Mortgagor’s rights to recover monetary amounts from any tenant in bankruptcy including, without limitation, rights of recovery for use and occupancy and damage claims arising out of Lease defaults, including rejections, under any applicable Debtor Relief Law (hereinafter defined), together with any sums of money that may now or at any time hereafter be or become due and payable to Mortgagor by virtue of any and all royalties, overriding royalties, bonuses, delay rentals and any other amount of any kind or character arising under any and all present and all future oil, gas, mineral and mining leases covering the Property or any part thereof, and all proceeds and other amounts paid or owing to Mortgagor under or pursuant to any and all contracts and bonds relating to the construction or renovation of the Property.

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Section 3.2. Covenants, Representations and Warranties Concerning Leases and Rents. Mortgagor covenants, represents and warrants that: (a) Mortgagor has good title to, and is the owner of the entire landlord’s interest in, the Leases and Rents hereby assigned and authority to assign them; (b) to the extent that any Leases currently exist, all such Leases are valid and enforceable, and in full force and effect, and are unmodified except as stated therein; (c) neither Mortgagor nor any tenant in the Property is in default under its Lease (and no event has occurred which with the passage of time or notice or both would result in a default under its Lease) or is the subject of any bankruptcy, insolvency or similar proceeding; (d) except as provided in the Loan Documents and unless otherwise stated in a Permitted Encumbrance, Mortgagor has not or will not assign, mortgage, pledge or otherwise encumber any of the Rents or Leases and no other person has or will acquire any right, title or interest in such Rents or Leases; (e) no Rents have been waived, released, discounted, set off or compromised; (f) except as stated in the Leases, Mortgagor has not received any funds or deposits from any tenant for which credit has not already been made on account of accrued Rents; (g) Mortgagor shall perform all of its obligations under the Leases and enforce the tenants’ obligations under the Leases to the extent enforcement is prudent under the circumstances; (h) Mortgagor will not without the prior written consent of Mortgagee, enter into any Lease after the date hereof, or waive, release, discount, set off, compromise, reduce or defer any Rent, receive or collect Rents more than one (1) month in advance, grant any rent-free period to any tenant, reduce any Lease term or waive, release or otherwise modify any other material obligation under any Lease, renew or extend any Lease except in accordance with a right of the tenant thereto in such Lease, approve or consent to an assignment of a Lease or a subletting of any part of the premises covered by a Lease, or settle or compromise any claim against a tenant under a Lease in bankruptcy or otherwise; (i) Mortgagor will not, except in good faith where the tenant is in material default thereunder, terminate or consent to the cancellation or surrender of any Lease having an unexpired term of one (1) year or more unless promptly after the cancellation or surrender a new Lease of such premises is made with a new tenant having a credit standing, in Mortgagee’s reasonable judgment, at least equivalent to that of the tenant whose Lease was canceled, on substantially the same terms as the terminated or canceled Lease; (j) Mortgagor will not execute any Lease except with the consent of Mortgagee and for actual occupancy by the tenant thereunder; (k) Mortgagor shall give prompt notice to Mortgagee, as soon as Mortgagor first obtains notice, of any claim, or the commencement of any action, by any tenant or subtenant under or with respect to a Lease regarding any claimed damage, default, diminution of or offset against Rent, cancellation of the Lease, or constructive eviction, excluding, however, notices of default under residential Leases, and Mortgagor shall defend, at Mortgagor’s expense, any proceeding pertaining to any Lease, including, if Mortgagee so requests, any such proceeding to which Mortgagee is a party; (l) Mortgagor shall as often as requested in writing by Mortgagee, within ten (10) days of each request, deliver to Mortgagee a complete rent roll of the Property in such detail as Mortgagee may reasonably require and financial statements of the tenants, subtenants and guarantors under the Leases to the extent available to Mortgagor, and deliver to such of the tenants and others obligated under the Leases specified by Mortgagee written notice of the assignment in Section 3.1 hereof in form and content satisfactory to Mortgagee; (m) promptly upon written request by Mortgagee, Mortgagor shall deliver to Mortgagee executed originals of all Leases and copies of all records relating thereto; (n) there shall be no merger of the leasehold estates, created by the Leases, with the fee estate of the Land without the prior written consent of Mortgagee; and (o) Mortgagee may at any time and from time to time by specific written instrument intended for the purpose, unilaterally subordinate the lien of this Mortgage to any Lease, without joinder or consent of, or notice to, Mortgagor, any tenant or any other person, and notice is hereby given to each tenant under a Lease of such right to subordinate. No such subordination shall constitute a subordination to any lien or other encumbrance, whenever arising, or improve the right of any junior lien mortgagee; and nothing herein shall be construed as subordinating this Mortgage to any Lease.

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Section 3.3. Estoppel Certificates. All Leases shall require the tenant to execute and deliver to Mortgagee an estoppel certificate in customary form within ten (10) days after written notice from the Mortgagee.

Section 3.4. No Liability of Mortgagee. Mortgagee’s acceptance of this assignment shall not be deemed to constitute Mortgagee a “mortgagee in possession,” nor obligate Mortgagee to appear in or defend any proceeding relating to any Lease or to the Property, or to take any action hereunder, expend any money, incur any expenses, or perform any obligation or liability under any Lease, or assume any obligation for any deposit delivered to Mortgagor by any tenant and not as such delivered to and accepted by Mortgagee. Mortgagee shall not be liable for any injury or damage to person or property in or about the Property, or for Mortgagee’s failure to collect or to exercise diligence in collecting Rents, but shall be accountable only for Rents that it shall actually receive. Neither the assignment of Leases and Rents nor enforcement of Mortgagee’s rights regarding Leases and Rents (including collection of Rents) nor possession of the Property by Mortgagee nor Mortgagee’s consent to or approval of any Lease (nor all of the same), shall render Mortgagee liable on any obligation under or with respect to any Lease or constitute affirmation of, or any subordination to, any Lease, occupancy, use or option.

If Mortgagee seeks or obtains any judicial relief regarding Rents or Leases, the same shall in no way prevent the concurrent or subsequent employment of any other appropriate rights or remedies nor shall same constitute an election of judicial relief for any foreclosure or any other purpose. Mortgagee neither has nor assumes any obligations as lessor or landlord with respect to any Lease. The rights of Mortgagee under this Article 3 shall be cumulative of all other rights of Mortgagee under the Loan Documents.

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ARTICLE 4

Default

Section 4.1. Events of Default. The occurrence of any one of the following shall be a default under this Mortgage (“default” or “Default”):

(a) Failure to Pay Indebtedness. Any of the Secured Indebtedness is not paid within five (5) days after the date as and when due, regardless of how such amount may have become due.

(b) Nonperformance of Covenants. Any covenant, agreement or condition herein (other than covenants otherwise addressed in another paragraph of this Section, such as covenants to pay the Secured Indebtedness) is not fully and timely performed, observed or kept, and such failure remains uncured for more than thirty (30) days after written notice thereof shall have been sent by Mortgagee to Mortgagor, unless the nature of the failure is such that (i) it cannot be cured within the thirty (30) day period, (ii) Mortgagor institutes corrective action within the thirty (30) day period, and (iii) Mortgagor diligently pursues such action until the failure is remedied and completes the cure thereof within a period of an additional thirty (30) days.

(c) Representations. Any statement, representation or warranty in any of the Loan Documents is false or misleading in any material respect on the date hereof or on the date as of which such statement, representation or warranty is made, and such statement, representation or warranty is not made true and correct (as of the time such corrective action is taken) within the applicable grace period (if any) provided for in such Loan Document.

(d) Bankruptcy or Insolvency. Mortgagor or any other person liable, directly or indirectly, for any of the Secured Indebtedness (or any general partner, joint venturer or member of Mortgagor or such other person or entity):

(i) (A) Executes an assignment for the benefit of creditors, or takes any action in furtherance thereof; or (B) admits in writing its inability to pay, or fails to pay, its debts generally as they become due; or (C) as a debtor, files a petition, case, proceeding or other action pursuant to, or voluntarily seeks the benefit or benefits of, Title 11 of the United States Code as now or hereafter in effect or any other law, domestic or foreign, as now or hereafter in effect relating to bankruptcy, insolvency, liquidation, receivership, reorganization, arrangement, composition, extension or adjustment of debts, or similar laws affecting the rights of creditors (Title 11 of the United States Code and such other laws being herein called “Debtor Relief Laws”), or takes any action in furtherance thereof; or (D) seeks the appointment of a receiver, trustee, custodian or liquidator of the Property or any part thereof or of any significant portion of its other property; or

(ii) Suffers the filing of a petition, case, proceeding or other action against it as a debtor under any Debtor Relief Law or seeking appointment of a receiver, trustee, custodian or liquidator of the Property or any part thereof or of any significant portion of its other property, and (A) admits, acquiesces in or fails to contest diligently the material allegations thereof, or (B) the petition, case, proceeding or other action results in entry of any order for relief or order granting relief sought against it, or (C) in a proceeding under Debtor Relief Laws, the case is converted from one chapter to another, or (D) fails to have the petition, case, proceeding or other action permanently dismissed or discharged on or before the earlier of trial thereon or sixty (60) days next following the date of its filing; or

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(iii) Conceals, removes, or permits to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them, or makes or suffers a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or makes any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or suffers or permits, while insolvent, any creditor to obtain a lien (other than as described in subparagraph (iv) below) upon any of its property through legal proceedings which are not vacated and such lien discharged prior to enforcement thereof and in any event within sixty (60) days from the date thereof; or

(iv) Fails to have discharged within a period of thirty (30) days, but in any event prior to sale, seizure or transfer of title, any attachment, sequestration, or similar writ levied upon any portion of its property; provided, however, that the occurrence of the foregoing shall not constitute a Default so long as any such levy is being contested in good faith by proper proceedings which stays the enforcement of the same; or

(v) Fails to pay immediately or to have bonded off to the complete satisfaction of Mortgagee any final money judgment against it within a period of thirty (30) days from the date of entry, but in any event, prior to any action being taken to enforce the same.

(e) Transfer of the Property. Any sale, lease, conveyance, assignment, pledge, encumbrance, or transfer of all or any part of the Property or any interest therein, voluntarily or involuntarily, whether by operation of law or otherwise, except: (i) sales or transfers of items of the Accessories which have become obsolete or worn beyond practical use and which have been replaced by adequate substitutes, owned by Mortgagor, having a value equal to or greater than the replaced items when new; and (ii) the grant, in the ordinary course of business, of a leasehold interest in a part of the Improvements to a tenant for occupancy, not containing a right or option to purchase and not in contravention of any provision of this Mortgage or of any other Loan Document. Mortgagee may, in its sole discretion, waive a default under this paragraph, but it shall have no obligation to do so, and any waiver may be conditioned upon such one or more of the following (if any) which Mortgagee may require: the grantee’s integrity, reputation, character, creditworthiness and management ability being satisfactory to Mortgagee in its sole judgment and grantee executing, prior to such sale or transfer, a written assumption agreement containing such terms as Mortgagee may require, a principal paydown on the Note, an increase in the rate of interest payable under the Note, a transfer fee, a modification of the term of the Note, and any other modification of the Loan Documents which Mortgagee may require. NOTICE - THE DEBT SECURED HEREBY IS SUBJECT TO CALL IN FULL IN THE EVENT OF SALE OR CONVEYANCE OF THE PROPERTY CONVEYED.

(f) Abandonment. The owner of the Property abandons any of the Property without the intent to return.

(g) Destruction. The Improvements are so demolished, destroyed or damaged that, in the reasonable opinion of Mortgagee, they cannot be restored or rebuilt with available funds in accordance with the terms hereof prior to the final maturity date of the Notes.

(h) Condemnation. (i) Any governmental authority shall require, or commence any proceeding for, the demolition of any building or structure comprising a part of the Premises, or (ii) there is commenced any proceeding to condemn or otherwise take pursuant to the power of eminent domain, or a contract for sale or a conveyance in lieu of such a taking is executed which provides for the transfer of, a material portion of the Premises. For the purposes hereof, a taking or transfer of a material portion of the Premises shall mean any taking (or transfer in lieu thereof) to an extent that any current or proposed use of the Premises cannot be continued or any taking (or transfer in lieu thereof) of any portion which would result in the blockage or substantial impairment of access or utility service to the Improvements or which would cause the Premises to fail to comply with any Legal Requirement.

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(i) Liquidation, Etc. The liquidation, termination, dissolution, insolvency, merger, consolidation or failure to maintain good standing of Mortgagor, or any general partner of Mortgagor in the State of Illinois or California and/or the state of incorporation or organization, if different, or the death, legal incapacity or insolvency of Nikolas Konstant.

(j) Enforceability; Priority. Any of the Loan Documents shall for any reason without Mortgagee’s specific written consent cease to be in full force and effect, or shall be declared null and void or unenforceable in whole or in part, or the validity or enforceability thereof, in whole or in part, shall be challenged or denied by any party thereto other than Mortgagee; or the liens, mortgages or security interests of Mortgagee in any of the Property become unenforceable in whole or in part, or cease to be of the priority herein required, or the validity or enforceability thereof, in whole or in part, shall be challenged or denied by Mortgagor or any person obligated to pay any part of the Secured Indebtedness.

(k) Material Adverse Change. In Mortgagee’s reasonable opinion: (a) the prospect of payment of all or any part of the Secured Indebtedness has been impaired because of a material, adverse change in the Property or the financial condition, results of operations, business or properties of Mortgagor or any person liable, directly or indirectly, for any of the Secured Indebtedness or (b) a material adverse change upon the legality, validity, binding effect or enforceability of any of the Loan Documents or the Oil and Gas Lease.

(l) Other Property Related Agreements. A default or event of default occurs, by any party thereto, under any of the Amended and Restated Agreement of Limited Partnership, the Oil and Gas Lease or the Redevelopment Agreement, which default remains uncured beyond applicable grace and/or cure periods provided thereby, or any of the foregoing is modified in any matter whatsoever, without the prior written consent of Mortgagee, or is terminated for any reason whatsoever.

Section 4.2 Notice and Cure. If any provision of this Mortgage or any other Loan Document provides for Mortgagee to give to Mortgagor any notice regarding a default or incipient default, then if Mortgagee shall fail to give such notice to Mortgagor as provided, the sole and exclusive remedy of Mortgagor for such failure shall be to seek appropriate equitable relief to enforce the agreement to give such notice and to have any acceleration of the maturity of the Note and the Secured Indebtedness postponed or revoked and foreclosure proceedings in connection therewith delayed or terminated pending or upon the curing of such default in the manner and during the period of time permitted by such agreement, if any, and Mortgagor shall have no right to damages or any other type of relief not herein specifically set out against Mortgagee, all of which damages or other relief are hereby waived by Mortgagor. Nothing herein or in any other Loan Document shall operate or be construed to add on or make cumulative any cure or grace periods specified in any of the Loan Documents.

ARTICLE 5

Remedies

Section 5.1. Certain Remedies. If a Default shall occur, which remains uncured, Mortgagee may (but shall have no obligation to) exercise any one or more of the following remedies, without notice (unless notice is required by applicable statute and has not been waived hereby or in the concurrently executed agreements):

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(a) Acceleration. Mortgagee may at any time and from time to time declare any or all of the Secured Indebtedness immediately due and payable and such Secured Indebtedness shall thereupon be immediately due and payable. Upon and such declaration, such Secured Indebtedness shall thereupon be immediately due and payable without presentment, demand, protest, notice of protest, notice of acceleration or of intention to accelerate or any other notice or declaration of any kind, all of which are hereby expressly waived by Mortgagor. Without limitation of the foregoing, upon the occurrence of a Default described in clauses (A), (C) or (D) of subparagraph (i) of paragraph (d) of Section 4.1, hereof, all of the Secured Indebtedness shall thereupon be immediately due and payable, without presentment, demand, protest, notice of protest, declaration or notice of acceleration or intention to accelerate, or any other notice, declaration or act of any kind, all of which are hereby expressly waived by Mortgagor.

(b) Enforcement of Assignment of Rents. In addition to the rights of Mortgagee under Article 3 hereof, prior or subsequent to taking possession of any portion of the Property or taking any action with respect to such possession, Mortgagee may: (1) collect and/or sue for the Rents in Mortgagee’s own name, give receipts and releases therefor, and after deducting all expenses of collection, including reasonable attorneys’ fees and expenses, apply the net proceeds thereof to the Secured Indebtedness in such manner and order as Mortgagee may elect and/or to the operation and management of the Property, including the payment of management, brokerage and reasonable attorney’s fees and expenses; and (2) require Mortgagor to transfer all security deposits and records thereof to Mortgagee together with original counterparts of the Leases.

(c) Foreclosure. Mortgagee may, with or without entry, institute one or more actions for the complete or partial foreclosure of this Mortgage or to institute other proceedings according to law for foreclosure, and prosecute the same to judgment, execution and sale, for the collection of the Secured Indebtedness and all costs and expenses of such proceedings, including reasonable attorneys’ fees and actual attorneys’ expenses.

To the extent permitted by law, Mortgagee has the option of proceeding as to Mortgagor’s interest in both the Premises and the Accessories in accordance with its rights and remedies in respect of the Property, in which event the default provisions of the Uniform Commercial Code will not apply. Mortgagee also has the option of exercising, in respect of Mortgagor’s interest in the Property consisting of Accessories, all of the rights and remedies available to a secured party upon default under the applicable provisions of the Illinois Uniform Commercial Code. In the event Mortgagee elects to proceed with respect to the Accessories separately from the Land, whenever applicable provisions of the Illinois Uniform Commercial Code require that notice be reasonable, ten (10) days notice will be deemed reasonable.

(d) Mortgages of Conveyance and Transfer Upon the completion of every foreclosure, the public officer acting under executive order of the court (a “Selling Official”) will execute and deliver to each purchaser a bill of sale or deed of conveyance, as appropriate, for the items of the Property that are sold. Mortgagor hereby grants every such Selling Official the power as the attorney-in-fact of Mortgagor to execute and deliver in Mortgagor’s name all deeds, bills of sale and conveyances necessary to convey and transfer to the purchaser all of Mortgagor’s rights, title and interest in the items of Property which are sold. Mortgagor hereby ratifies and confirms all that such attorney-in-fact lawfully do pursuant to such power. Nevertheless, Mortgagor, if so requested by the Selling Official or by any purchaser, will ratify any such sale by executing and delivering to such Selling Official or to such purchaser, as applicable, such deeds, bills of sale or other Mortgages of conveyance and transfer as may be specified in any such request.

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(f) Recitals. The recitals contained in any Mortgage of conveyance or transfer made by a Selling Official to any purchaser at any judicial sale will, to the extent permitted by law, conclusively establish the truth and accuracy of the matters stated therein, including the amount of the Obligations, the occurrence of a Default, and the advertisement and conduct of such judicial sale in the manner provided herein or under applicable law, and the qualification of the Selling Official. All prerequisites to such judicial sale will be presumed from such recitals to have been satisfied and performed.

(g) Divestiture of Title; Bar. To the extent permitted by applicable law, every sale made as contemplated by this Mortgage will operate to divest all rights, title, and interest of Mortgagor in and to the items of the Property that are sold, and will be a perpetual bar, both at law and in equity, against Mortgagor and Mortgagor’s heirs, executors, administrators, personal representatives, successors and assigns, and against everyone else, claiming the item sold either from, through or under Mortgagor or Mortgagor’s heirs, executors, administrators, personal representatives, successors or assigns.

(h) Sale of Portion of Mortgaged Property. The Lien created by this Mortgage, as it pertains to any Property that remains unsold, will not be affected by foreclosure sale of less than all of the Property.

(i) Receiver. Mortgagee may apply to any court of competent jurisdiction to have a receiver appointed to enter upon and take possession of the Property, collect the Rents therefrom and apply the same as the court may direct, such receiver to have all of the rights and powers permitted under the laws of the State of Illinois or California. To the extent permitted by law, the right of the appointment of such receiver shall be a matter of strict right without regard to the value or the occupancy of the Property or the solvency or insolvency of Mortgagor. The expenses, including receiver’s fees, reasonable attorneys’ fees, costs and agent’s commission incurred pursuant to the powers herein contained, together with interest thereon at the default rate under the Notes, shall be secured hereby and shall be due and payable by Mortgagor immediately without notice or demand. Notwithstanding the appointment of any receiver or other custodian, Mortgagee shall be entitled as pledgee to the possession and control of any cash or deposits at the time held by, payable, or deliverable under the terms of this Mortgage to the Mortgagee, and the Mortgagee shall have the right to offset the unpaid Secured Indebtedness against any such cash or deposits in such order as Mortgagee may elect.

(j) Uniform Commercial Code. Mortgagee may exercise any or all of its rights and remedies under the Illinois or California Uniform Commercial Codes as in effect from time to time, (or under the Uniform Commercial Code in force from time to time in any other state to the extent the same is applicable law) or other applicable law as well as all other rights and remedies possessed by Mortgagee, all of which shall be cumulative. Mortgagee is hereby authorized and empowered to enter the Property or other place where the Accessories may be located without legal process, and to take possession of the Accessories without notice or demand, which hereby are waived to the maximum extent permitted by the laws of the State of Illinois or California. Upon demand by Mortgagee, Mortgagor shall make the Accessories available to Mortgagee at a place reasonably convenient to Mortgagee. Mortgagee may proceed under the Uniform Commercial Code as to all or any part of the Accessories, and in conjunction therewith may exercise all of the rights, remedies and powers of a secured creditor under the Uniform Commercial Code. Any notification required by the Uniform Commercial Code shall be deemed reasonably and properly given if sent in accordance with the Notice provisions of this Mortgage at least ten (10) days before any sale or other disposition of the Accessories. Mortgagee may choose to dispose of some or all of the property, in any combination consisting of both Accessories and Property, in one or more public or private sales to be held in accordance with the Law and procedures applicable to real property, as permitted by Article 9 of the Uniform Commercial Code. Mortgagor agrees that such a sale of Accessories together with Property constitutes a commercially reasonable sale of the Accessories.

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(k) Lawsuits. Mortgagee may proceed by a suit or suits in equity or at law, whether for collection of the indebtedness secured hereby, the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for any foreclosure hereunder or for the sale of the Property under the judgment or decree of any court or courts of competent jurisdiction. Mortgagor hereby assents to the passage of a decree for the sale of the Property by any equity court having jurisdiction.

(l) Entry on Property. Mortgagee is authorized, prior or subsequent to the institution of any foreclosure proceedings, to the fullest extent permitted by applicable law, to enter upon the Property, or any part thereof, and to take possession of the Property and all books and records relating thereto, and to exercise without interference from Mortgagor any and all rights which Mortgagor has with respect to the management, possession, operation, protection or preservation of the Property. Mortgagee shall not be deemed to have taken possession of the Property or any part thereof except upon the exercise of its right to do so, and then only to the extent evidenced by its demand and overt act specifically for such purpose. All costs, expenses and liabilities of every character reasonably incurred by Mortgagee in managing, operating, maintaining, protecting or preserving the Property shall constitute a demand obligation of Mortgagor (which obligation Mortgagor hereby promises to pay) to Mortgagee pursuant to this Mortgage. If necessary to obtain the possession provided for above, Mortgagee may invoke any and all legal remedies to dispossess Mortgagor. In connection with any action taken by Mortgagee pursuant to this Section, Mortgagee shall not be liable for any loss sustained by Mortgagor resulting from any failure to let the Property or any part thereof, or from any act or omission of Mortgagee in managing the Property unless such loss is caused by the willful misconduct and bad faith of Mortgagee, nor shall Mortgagee be obligated to perform or discharge any obligation, duty or liability of Mortgagor arising under any lease or other agreement relating to the Property or arising under any Permitted Encumbrance or otherwise arising, except as otherwise expressly provided in any subordination, non-disturbance and attornment agreement executed by Mortgagee with respect to the Property. Mortgagor hereby assents to, ratifies and confirms any and all actions of Mortgagee with respect to the Property taken under this Section.

(m) Other Rights and Remedies. Mortgagee may exercise any and all other rights and remedies which Mortgagee may have under the Loan Documents, or at law or in equity or otherwise.

Section 5.3. Proceeds of Foreclosure. The proceeds of any sale held by Mortgagee or any receiver or public officer in foreclosure of the liens and security interests evidenced hereby shall be applied in accordance with the requirements of applicable laws and to the extent consistent therewith: FIRST, to the payment of all necessary out of pocket costs and expenses incident to such foreclosure sale, including but not limited to all reasonable attorneys’ fees and legal expenses, advertising costs, auctioneers’ fees, costs of title rundowns and lien searches, inspection fees, appraisal costs, fees for professional services, environmental assessment and remediation fees, all court costs and charges of every character, and to the payment of the other Secured Indebtedness, including specifically without limitation the principal, accrued interest and reasonable attorneys’ fees due and unpaid on the Note and the amounts due and unpaid and owed to Mortgagee under this Mortgage, the order and manner of application to the items in this clause FIRST to be in Mortgagee’s sole discretion; and SECOND, the remainder, if any there shall be, shall be paid to Mortgagor, or to Mortgagor’s representatives, successors or assigns, or such other persons or entities (including the Mortgagee or beneficiary of any inferior lien) as may be entitled thereto by law; provided, however, that if Mortgagee is uncertain which person or persons are so entitled, Mortgagee may interplead such remainder in any court of competent jurisdiction, and the amount of any reasonable attorneys’ fees, court costs and out of pocket expenses incurred in such action shall be a part of the Secured Indebtedness and shall be reimbursable (without limitation) from such remainder.

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Section 5.4. Mortgagee as Purchaser. Mortgagee shall have the right to become the purchaser at any sale held by Mortgagee or by any receiver or public officer or at any public sale, and Mortgagee shall have the right to credit upon the amount of Mortgagee’s successful bid, to the extent necessary to satisfy such bid, all or any part of the Secured Indebtedness in such manner and order as Mortgagee may elect.

Section 5.6. Foreclosure as to Matured Debt. Upon the occurrence of a Default, Mortgagee shall have the right to proceed with foreclosure (judicial or nonjudicial) of the liens and security interests hereunder without declaring the entire Secured Indebtedness due, and in such event any such foreclosure sale may be made subject to the unmatured part of the Secured Indebtedness; and any such sale shall not in any manner affect the unmatured part of the Secured Indebtedness, but as to such unmatured part this Mortgage shall remain in full force and effect just as though no sale had been made. The proceeds of such sale shall be applied as provided in Section 5.3 hereof except that the amount paid under clause FIRST thereof shall be only the matured portion of the Secured Indebtedness and any proceeds of such sale in excess of those provided for in clause FIRST (modified as provided above) shall be applied to the prepayment (without penalty) of any other Secured Indebtedness in such manner and order and to such extent as Mortgagee deems advisable, and the remainder, if any, shall be applied as provided in clause SECOND of Section 5.3 hereof. Several sales may be made hereunder without exhausting the right of sale for any unmatured part of the Secured Indebtedness.

Section 5.6. Remedies Cumulative. All rights and remedies provided for herein and in any other Loan Document are cumulative of each other and of any and all other rights and remedies existing at law or in equity, and Mortgagee shall, in addition to the rights and remedies provided herein or in any other Loan Document, be entitled to avail itself of all such other rights and remedies as may now or hereafter exist at law or in equity for the collection of the Secured Indebtedness and the enforcement of the covenants herein and the foreclosure of the liens and security interests evidenced hereby, and the resort to any right or remedy provided for hereunder or under any such other Loan Document or provided for by law or in equity shall not prevent the concurrent or subsequent employment of any other appropriate right or rights or remedy or remedies.

Section 5.7. Mortgagee’s Discretion as to Security. Mortgagee may resort to any security given by this Mortgage or to any other security now existing or hereafter given to secure the payment of the Secured Indebtedness, in whole or in part, and in such portions and in such order as may seem best to Mortgagee in its sole discretion, and any such action shall not in anywise be considered as a waiver of any of the rights, benefits, liens or security interests evidenced by this Mortgage.

Section 5.8. Mortgagor’s Waiver of Certain Rights. To the full extent Mortgagor may do so, Mortgagor agrees that Mortgagor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, extension or redemption, homestead, moratorium, reinstatement, marshaling or forbearance, and Mortgagor, for Mortgagor, Mortgagor’s heirs, devisees, representatives, successors and assigns, and for any and all persons ever claiming any interest in the Property, to the extent permitted by applicable law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of intention to mature or declare due the whole of the Secured Indebtedness, notice of election to mature or declare due the whole of the Secured Indebtedness and all rights to a marshaling of assets of Mortgagor, including the Property, or to a sale in inverse order of alienation in the event of foreclosure of the liens and/or security interests hereby created. Mortgagor shall not have or assert any right under any statute or rule of law pertaining to the marshaling of assets, sale in inverse order of alienation, the exemption of homestead, the administration of estates of decedents, or other matters whatsoever to defeat, reduce or affect the right of Mortgagee under the terms of this Mortgage to a sale of the Property for the collection of the Secured Indebtedness without any prior or different resort for collection, or the right of Mortgagee under the terms of this Mortgage to the payment of the Secured Indebtedness out of the proceeds of sale of the Property in preference to every other claimant whatsoever. To the extent permitted by law, Mortgagor waives any right or remedy which Mortgagor may have or be able to assert pursuant to any provision of Illinois or California law pertaining to the rights and remedies of sureties. If any law referred to in this Section and now in force, of which Mortgagor or Mortgagor’s heirs, devisees, representatives, successors or assigns or any other persons claiming any interest in the Property might take advantage despite this Section, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to preclude the application of this Section to the extent permitted by law.

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Section 5.9. Delivery of Possession After Foreclosure. In the event there is a foreclosure sale hereunder and at the time of such sale, Mortgagor or Mortgagor’s representatives, or successors as owners of the Property are occupying or using the Property, or any part thereof, each and all shall immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day to day, terminable at the will of purchaser, at a reasonable rental per day based upon the value of the property occupied, such rental to be due daily to the purchaser; and to the extent permitted by applicable law, the purchaser at such sale shall, notwithstanding any language herein apparently to the contrary, have the sole option to demand immediate possession following the sale or to permit the occupants to remain as tenants at will. Except as otherwise expressly agreed to by Mortgagee in any subordination, non-disturbance and attornment agreement executed by Mortgagee with respect to the Property, after such foreclosure, any Leases to tenants or subtenants that are subject to this Mortgage (either by their date, their express terms, or by agreement of the tenant or subtenant) shall, at the sole option of Mortgagee or any purchaser at such sale, either (i) continue in full force and effect, and the tenant(s) or subtenant(s) thereunder will, upon request, attorn to and acknowledge in writing to the purchaser or purchasers at such sale or sales as landlord thereunder, or (ii) upon notice to such effect from Mortgagee or any purchaser or purchasers, terminate within sixty (60) days from the date of sale. In the event the tenant fails to surrender possession of the Property upon demand, the purchaser shall be entitled to institute and maintain a summary action for possession of the Property (such as an action for forcible detainer) in any court having jurisdiction.

ARTICLE 6

Miscellaneous

Section 6.1. Scope of Mortgage. This Mortgage is a mortgage of both real and personal property, a security agreement, an assignment of rents and leases, a financing statement and a collateral assignment, and also covers proceeds and fixtures.

Section 6.2. Effective as a Financing Statement. This Mortgage shall be effective as a financing statement filed as a fixture filing with respect to all fixtures included within the Property and is to be filed for record in the real estate records of each county where any part of the Property (including said fixtures) is situated. This Mortgage shall also be effective as a financing statement covering as-extracted collateral (including oil and gas), accounts and general intangibles under the Illinois Uniform Commercial Code, in effect from time to time, and similar provisions (if any) of the Uniform Commercial Code, as in effect from time to time, as enacted in any other state where the Property is situated which will be financed at the wellhead or minehead of the wells or mines located on the Property and is to be filed for record in the real estate records of each county where any part of the Property is situated. This Mortgage shall also be effective as a financing statement covering any other Property and may be filed in any other appropriate filing or recording office. The mailing address of Mortgagor and the Mortgagee are set forth at the preamble of this Mortgage. A carbon, photographic or other reproduction of this Mortgage or of any financing statement relating to this Mortgage shall be sufficient as a financing statement for any of the purposes referred to in this Section.

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Section 6.3. Notice to Account Debtors. In addition to the rights granted elsewhere in this Mortgage, following a Default, Mortgagee may at any time notify the account debtors or obligors of any accounts, chattel paper, general intangibles, negotiable instruments or other evidences of indebtedness included in the Collateral to pay Mortgagee directly.

Section 6.4. Waiver by Mortgagee. Mortgagee may at any time and from time to time by a specific writing intended for the purpose: (a) waive compliance by Mortgagor with any covenant herein made by Mortgagor to the extent and in the manner specified in such writing; (b) consent to Mortgagor’s doing any act which hereunder Mortgagor is prohibited from doing, or to Mortgagor’s failing to do any act which hereunder Mortgagor is required to do, to the extent and in the manner specified in such writing; (c) release any part of the Property or any interest therein from the lien and security interest of this Mortgage; or (d) release any party liable, either directly or indirectly, for the Secured Indebtedness or for any covenant herein or in any other Loan Document, without impairing or releasing the liability of any other party. No such act shall in any way affect the rights or powers of Mortgagee hereunder except to the extent specifically agreed to by Mortgagee in such writing.

Section 6.5. No Impairment of Security. The lien, security interest and other security rights of Mortgagee hereunder or under any other Loan Document shall not be impaired by any indulgence, moratorium or release granted by Mortgagee including, but not limited to, any renewal, extension or modification which Mortgagee may grant with respect to any Secured Indebtedness, or any surrender, compromise, release, renewal, extension, exchange or substitution which Mortgagee may grant in respect of the Property, or any part thereof or any interest therein, or any release or indulgence granted to any endorser, guarantor or surety of any Secured Indebtedness. The taking of additional security by Mortgagee shall not release or impair the lien, security interest or other security rights of Mortgagee hereunder or affect the liability of Mortgagor or of any endorser, guarantor or surety, or improve the right of any junior lien mortgagee in the Property (without implying hereby Mortgagee’s consent to any junior lien).

Section 6.6. Acts Not Constituting Waiver by Mortgagee. Mortgagee may waive any default without waiving any other prior or subsequent default. Mortgagee may remedy any default without waiving the default remedied. Neither failure by Mortgagee to exercise, nor delay by Mortgagee in exercising, nor discontinuance of the exercise of any right, power or remedy (including but not limited to the right to accelerate the maturity of the Secured Indebtedness or any part thereof) upon or after any default shall be construed as a waiver of such default or as a waiver of the right to exercise any such right, power or remedy at a later date. No single or partial exercise by Mortgagee of any right, power or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy hereunder may be exercised at any time and from time to time. No modification or waiver of any provision hereof nor consent to any departure by Mortgagor therefrom shall in any event be effective unless the same shall be in writing and signed by Mortgagee and then such waiver or consent shall be effective only in the specific instance, for the purpose for which given and to the extent therein specified. No notice to nor demand on Mortgagor in any case shall of itself entitle Mortgagor to any other or further notice or demand in similar or other circumstances. Remittances in payment of any part of the Secured Indebtedness other than in the required amount in immediately available U.S. funds shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by Mortgagee in immediately available U.S. funds and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks. Acceptance by Mortgagee of any payment in an amount less than the amount then due on any Secured Indebtedness shall be deemed an acceptance on account only and shall not in any way excuse the existence of a default hereunder, notwithstanding any notation on or accompanying such partial payment to the contrary.

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Section 6.7. Mortgagor’s Successors. If the ownership of the Property or any part thereof becomes vested in a person other than Mortgagor, Mortgagee may, without notice to Mortgagor, deal with such successor or successors in interest with reference to this Mortgage and to the Secured Indebtedness in the same manner as with Mortgagor, without in any way vitiating or discharging Mortgagor’s liability hereunder or for the payment of the indebtedness or performance of the obligations secured hereby. No transfer of the Property, no forbearance on the part of Mortgagee, and no extension of the time for the payment of the Secured Indebtedness given by Mortgagee shall operate to release, discharge, modify, change or affect, in whole or in part, the liability of Mortgagor hereunder for the payment of the indebtedness or performance of the obligations secured hereby or the liability of any other person hereunder for the payment of the indebtedness secured hereby. Mortgagor agrees that it shall be bound by any modification of this Mortgage or any of the other Loan Documents made by Mortgagee and any subsequent owner of the Property, with or without notice to Mortgagor, and no such modifications shall impair the obligations of Mortgagor under this Mortgage or any other Loan Document. Nothing in this Section or elsewhere in this Mortgage shall be construed to imply Mortgagee’s consent to any transfer of the Property.

Section 6.8. Place of Payment; Forum; Waiver of Jury Trial. All Secured Indebtedness which may be owing hereunder at any time by Mortgagor shall be payable at the place designated in the Note (or if no such designation is made, at the address of Mortgagee indicated at the end of this Mortgage). Mortgagor hereby irrevocably submits generally and unconditionally for itself and in respect of its property to the non-exclusive jurisdiction of any state or federal court sitting in the State of California or of any state or federal court sitting in the jurisdiction in which the Secured Indebtedness is payable over any suit, action or proceeding arising out of or relating to this Mortgage or the Secured Indebtedness. Mortgagor hereby irrevocably waives, to the fullest extent permitted by law, any objection that Mortgagor may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum. Mortgagor hereby agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any California state court or any United States federal court sitting in the jurisdiction in which the Secured Indebtedness is payable may be made by certified or registered mail, return receipt requested, directed to Mortgagor at its address stated at the end of this Mortgage, or at a subsequent address of Mortgagor of which Mortgagee received actual notice from Mortgagor in accordance with this Mortgage, and service so made shall be complete five (5) days after the same shall have been so mailed. Nothing herein shall affect the right of Mortgagee to serve process in any manner permitted by law or limit the right of Mortgagee to bring proceedings against Mortgagor in any other court or jurisdiction. TO THE FULLEST EXTENT PERMITTED BY LAW, MORTGAGOR AND MORTGAGEE (BY ACCEPTANCE OF THIS MORTGAGE) WAIVES THE RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY ACTION, SUIT OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS MORTGAGE OR ANY OTHER LOAN DOCUMENT.

Section 6.9. Subrogation to Existing Liens; Vendor’s Lien. To the extent that proceeds of the Note are used to pay indebtedness secured by any outstanding lien, security interest, charge or prior encumbrance against the Property, such proceeds have been advanced by Mortgagee at Mortgagor’s request, and Mortgagee shall be subrogated to any and all rights, security interests and liens owned by any owner or Mortgagee of such outstanding liens, security interests, charges or encumbrances, however remote, irrespective of whether said liens, security interests, charges or encumbrances are released, and all of the same are recognized as valid and subsisting and are renewed and continued and merged herein to secure the Secured Indebtedness, but the terms and provisions of this Mortgage shall govern and control the manner and terms of enforcement of the liens, security interests, charges and encumbrances to which Mortgagee is subrogated hereunder. It is expressly understood that, in consideration of the payment of such indebtedness by Mortgagee, Mortgagor hereby waives and releases all demands and causes of action for offsets and payments in connection with the said indebtedness. To the extent permitted by law, if all or any portion of the proceeds of the loans evidenced by the Notes or of any other Secured Indebtedness has been advanced for the purpose of paying the purchase price for all or a part of the Property, no vendor’s lien is waived; and Mortgagee shall have, and is hereby granted, a vendor’s lien on the Property as cumulative additional security for the Secured Indebtedness. To the extent permitted by law, Mortgagee may foreclose under this Mortgage or under the vendor’s lien without waiving the other or may foreclose under both.

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Section 6.10. Application of Payments to Certain Indebtedness. If any part of the Secured Indebtedness cannot be lawfully secured by this Mortgage or if any part of the Property cannot be lawfully subject to the lien and security interest hereof to the full extent of such indebtedness, then all payments made shall be applied on said indebtedness first in discharge of that portion thereof which is not secured by this Mortgage.

Section 6.11. Nature of Loans; Compliance with Usury Laws. The loan evidenced by the Notes is being made solely for the purpose of carrying on or acquiring a business or commercial enterprise. It is the intent of Mortgagor and Mortgagee and all other parties to the Loan Documents to conform to and contract in strict compliance with applicable usury law from time to time in effect, including valid exceptions to usury law where no maximum amount is prescribed because (as in the instant loan) the loan was arranged by a licensed Real Estate Broker. All agreements between Mortgagee and Mortgagor (or any other party liable with respect to any indebtedness under the Loan Documents) are hereby limited by the provisions of this Section which shall override and control all such agreements, whether now existing or hereafter arising. In no way, nor in any event or contingency (including but not limited to prepayment, default, demand for payment, or acceleration of the maturity of any obligation), shall the interest taken, reserved, contracted for, charged, chargeable, or received under this Mortgage, the Note or any other Loan Document or otherwise, exceed the maximum nonusurious amount permitted by applicable law, including all valid exceptions where no maximum amount is prescribed (the “Maximum Amount”). If, from any possible construction of any document, interest would otherwise be payable in excess of the Maximum Amount, any such construction shall be subject to the provisions of this Section and such document shall ipso facto be automatically reformed and the interest payable shall be automatically reduced to the Maximum Amount, without the necessity of execution of any amendment or new document. If Mortgagee shall ever receive anything of value which is characterized as interest under applicable law and which would apart from this provision be in excess of the Maximum Amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Secured Indebtedness in the inverse order of its maturity and not to the payment of interest, or refunded to Mortgagor or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal. All interest paid or agreed to be paid to Mortgagee shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term (including any renewal or extension) of such indebtedness so that the amount of interest on account of such indebtedness does not exceed the Maximum Amount. As used in this Section, the term “applicable law” shall mean the laws of the State of California or the federal laws of the United States applicable to this transaction, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

Section 6.12. Notices. All notices, requests, consents, demands and other communications required or which any party desires to give hereunder or under any other Loan Document shall be in writing and, unless otherwise specifically provided in such other Loan Document, shall be deemed sufficiently given or furnished if delivered by personal delivery, by nationally recognized overnight courier service, or by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the party as set forth or provided for in Loan Documents (unless changed by similar notice in writing given by the particular party whose address is to be changed) or by facsimile. Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of courier or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of facsimile, upon receipt. Notwithstanding the foregoing, no notice of change of address shall be effective except upon receipt. This Section shall not be construed in any way to affect or impair any waiver of notice or demand provided in any Loan Document or to require giving of notice or demand to or upon any person in any situation or for any reason.

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Section 6.13. Invalidity of Certain Provisions. A determination that any provision of this Mortgage is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Mortgage to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

Section 6.14. Gender; Titles; Construction. Within this Mortgage, words of any gender shall be held and construed to include any other gender, and words in the singular number shall be held and construed to include the plural, unless the context otherwise requires. Titles appearing at the beginning of any subdivisions hereof are for convenience only, do not constitute any part of such subdivisions, and shall be disregarded in construing the language contained in such subdivisions. The use of the words “herein,” “hereof,” “hereunder” and other similar compounds of the word “here” shall refer to this entire Mortgage and not to any particular Article, Section, paragraph or provision. The term “person” and words importing persons as used in this Mortgage shall include firms, associations, partnerships (including limited partnerships), joint ventures, trusts, corporations, limited liability companies and other legal entities, including public or governmental bodies, agencies or instrumentalities, as well as natural persons.

Section 6.15. Reporting Compliance. Mortgagor agrees to comply with any and all reporting requirements applicable to the transaction evidenced by the Note and secured by this Mortgage which are set forth in any law, statute, ordinance, rule, regulation, order or determination of any governmental authority, including but not limited to The International Investment Survey Act of 1976, The Agricultural Foreign Investment Disclosure Act of 1978, The Foreign Investment in Real Property Tax Act of 1980 and the Tax Reform Act of 1984 and further agrees upon request of Mortgagee to furnish Mortgagee with evidence of such compliance.

Section 6.16. Mortgagee’s Consent. Except where otherwise expressly provided herein, in any instance hereunder where the approval, consent or the exercise of judgment of Mortgagee is required or requested, (a) the granting or denial of such approval or consent and the exercise of such judgment shall be within the sole discretion of Mortgagee, and Mortgagee shall not, for any reason or to any extent, be required to grant such approval or consent or exercise such judgment in any particular manner, regardless of the reasonableness of either the request or Mortgagee’s judgment, and (b) no approval or consent of Mortgagee shall be deemed to have been given except by a specific writing intended for the purpose and executed by an authorized representative of Mortgagee.

Section 6.17. Mortgagor. Unless the context clearly indicates otherwise, as used in this Mortgage, “Mortgagor” means the Mortgagors named in the Preamble of this Mortgage. The obligations of Mortgagor hereunder shall be joint and several. If any Mortgagor, or any signatory who signs on behalf of any Mortgagor, is a corporation, partnership or other legal entity, Mortgagor and any such signatory, and the person or persons signing for it, represent and warrant to Mortgagee that this instrument is executed, acknowledged and delivered by Mortgagor’s duly authorized representatives. If Mortgagor is an individual, no power of attorney granted by Mortgagor herein shall terminate on Mortgagor’s disability.

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Section 6.18. Execution; Recording. This Mortgage has been executed in several counterparts, all of which are identical, and all of which counterparts together shall constitute one and the same instrument. The date or dates reflected in the acknowledgments hereto indicate the date or dates of actual execution of this Mortgage, but such execution is as of the date shown on the first page hereof, and for purposes of identification and reference the date of this Mortgage shall be deemed to be the date reflected on the first page hereof. Mortgagor will cause this Mortgage and all amendments and supplements thereto and substitutions therefor and all financing statements and continuation statements relating thereto to be recorded, filed, re-recorded and refiled in such manner and in such places as Mortgagee shall reasonably request and will pay all such recording, filing, re-recording and refiling taxes, fees and other charges.

Section 6.19. Successors and Assigns. The terms, provisions, covenants and conditions hereof shall be binding upon Mortgagor, and the successors and assigns of Mortgagor, and shall inure to the benefit of Mortgagee and shall constitute covenants running with the Land. All references in this Mortgage to Mortgagor shall be deemed to include all such successors and assigns of Mortgagor.

Section 6.20. Modification or Termination. The Loan Documents may only be modified or terminated by a written instrument or instruments intended for that purpose and executed by the party against which enforcement of the modification or termination is asserted. Any alleged modification or termination which is not so documented shall not be effective as to any party.

Section 6.21. No Partnership, Etc.. The relationship between Mortgagee and Mortgagor is solely that of lender and borrower. No Mortgagee has any fiduciary or other special relationship with Mortgagor. Nothing contained in the Loan Documents is intended to create any partnership, joint venture, association or special relationship between Mortgagor and Mortgagee or in any way make Mortgagee a co-principal with Mortgagor with reference to the Property. All agreed contractual duties between or among Mortgagee and Mortgagor are set forth herein and in the other Loan Documents and any additional implied covenants or duties are hereby disclaimed. Any inferences to the contrary of any of the foregoing are hereby expressly negated.

Section 6.22. Applicable Law. THIS MORTGAGE, AND ITS VALIDITY, ENFORCEMENT AND INTERPRETATION, SHALL BE GOVERNED BY CALIFORNIA LAW AND CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH AND PURSUANT TO THE LAWS OF THE STATE OF CALIFORNIA (WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES) AND APPLICABLE UNITED STATES FEDERAL LAW, EXCEPT AS OTHERWISE REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT REMEDIES PROVIDED BY THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF CALIFORNIA ARE GOVERNED BY THE LAWS OF SUCH OTHER JURISDICTION.

Section 6.23. Entire Agreement. The Loan Documents and other concurrently executed agreements constitute the entire understanding and agreement between Mortgagor and Mortgagee with respect to the transactions arising in connection with the indebtedness secured hereby and supersede all prior written or oral understandings and agreements between Mortgagor and Mortgagee with respect to the matters addressed in the Loan Documents. Mortgagor hereby acknowledges that, except as incorporated in writing in the Loan Documents, there are not, and were not, and no persons are or were authorized by Mortgagee to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the matters addressed in the Loan Documents.

SIGNATURES BEGIN ON FOLLOWING PAGE

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IN WITNESS WHEREOF, Mortgagor has executed this instrument under seal as of the date first written on page 1 hereof.

MORTGAGOR:

EOS PETRO, INC., a Delaware corporation

(SEAL)
	By	/s/ Nikolas Konstant
Name: Nikolas Konstant
Title: Chairman of the Board

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EXHIBIT A AND B

An Oil & Gas Lease dated 1/26/1966 from Lyman D. Works and Frances M. Works, as Lessor, in favor of the Superior Oil Company, as Lessee, recorded as Book 73, page 254 in the Office of the Recorder of Edwards County, Illinois.

An Oil & Gas lease dated 9/31/1938 from George J. Works, Etux, as Lessor, in favor of Fred A. Noah, etal, at Lessee, recorded as Book 5, page 71 in the Office of the Recorder of Edwards County, Illinois.

An Oil & Gas Lease dated 6/1/1938 from Frank Wood, Etal, as Lessor, in favor of Fred A. Noah, etal, as Lessee, recorded as Book 6, page 287 in the Office of the Recorder of Edwards County, Illinois..

An Oil & Gas Lease dated 5/24/1938 from Melvin Works, Etal, as Lessor, in favor of Fred A. Noah, etal, as Lessee, recorded as Book 5, page 71 in the Office of the Recorder of Edwards County, Illinois..

An Oil & Gas Lease dated 12/4/1996 from Alma Energy Corporation as Lessor; in favor of The Speir Operating Company, as Lessee, recorded as Book 194, page 329 in the Office of the Recorder of Edwards County, Illinois.

Covering the following described lands located in Edwards County, IL

F. Wood Etal, Tract 4
Township 2 South, Range 14 East
Section 19: N/2
Section 18: Commencing near the SE corner where the South line of said Section intersects the west line of the right of way of St Hwy 1, thence West 64 rods, thence North 5 rods, thence East

Book 223 Page 243

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64 rods to the West line of said ROW, thence South 5 rods to the POB

G. J. Works, Tract 3
Township 2 South, Ranch 11 East
Section 18: Commencing at the SW corner, thence East 56 chains 58 links, thence North 26 chains 54 links, thence West 56 chains 681/2 links, thence South 26 chains 54 links to POB, containing 158 acres, 1 rod, 14 perches, more or less, excepting commenting near the SE corner where the South Line of said Sections intersects the west line of the right of way of St HWY 1, thence West 54 rods, thence North 5 rods, thence East 54 rods to the West line of said ROW, thence South 5 rods to the POB.

G. J. Works
Township 2 South, Range 11 East
Section 18: 140 acres, more or less, located in the South part of Section 18, more fully described in that Oil Gas and Mineral Lease dated May 31, 1938, by and between George Works, Etux, as Lesser, and The Superior Oil Company, as Lessee.

F. Wood
Township 2 South, Range 11 East
Section 18: 2 acres tract commencing near the SE corner where the South line of said Section intersects the west line of the right of way of St HWY 1, thence West 64 rods, thence North 5 rods, thence East 54 rods to the West line of said ROW, thence South 5 rods to the POB

M. Works, Tract 2
Township 2 South, Ranch 11 East
Section 18: 120 acres off of the West side of the following described Lands; Commencing at the NE corner of 5/2 Section 19, North 60 deg 30 min West 69 chains 36 links, thence South 5 deg 15:min Basf 53 chains 22 links, thence North 64 deg East 56 chains 80 links, thence North 5 deg West 13 chains 22 links to the POB.

February-16-2012

EXHIBIT D-1

PERSONAL GUARANTY AGREEMENT

This Guaranty Agreement (“Agreement”) is made and executed this 16th day of February 2012 by Nikolas Konstant, an individual, with a business address located at 2049 Century Park East, Suite 3670, Los Angeles, CA 90067 and EOS Petro, Inc., a Delaware corporation with the same business address, (“Guarantors”), in favor of Vatsala Sharma, with an address located at 22338 La Quilla Drive, Los Angeles, CA 91311, (“Lender”) as the provider of the four hundred thousand US Dollars ($400,000.00) in Bridge Debt Financing to Nikolas Konstant and his company EOS Petro Inc, with the same business address listed above (“Borrower”).

The undersigned Guarantor undertakes and agrees as follows:

Obligations Guaranteed. To induce Lender to establish and/or continue financing arrangements with Borrower pursuant to the terms of the Bridge Debt Agreement referred to below, and for other good and valuable consideration, the Guarantors, intending to be legally bound, hereby absolutely and unconditionally, severally and jointly, guarantees and becomes Guarantor for the payment and performance when due (at maturity, upon acceleration, or otherwise) of all of remaining Borrower Obligation to Lender of every kind or nature, whether joint or several, due or to become due, absolute or contingent, now existing or hereafter arising, and whether principal, interest, fees, costs, expenses or otherwise (including without limitation any interest and/or expenses accruing following the commencement of any insolvency, receivership, reorganization or bankruptcy case or proceeding relating to any Borrower, whether or not a claim for post-petition interest and/or expenses is allowed or allowable in such case or proceeding). The Guarantor shall also pay or reimburse Lender as the prevailing party on demand for all costs and expenses, including without limitation attorneys’ fees, incurred by Agent at any time to enforce, protect, preserve, or defend Lender’ rights hereunder and with respect to any property securing this Agreement. All payments hereunder shall be made in lawful money of the United States, in immediately available funds. Unless otherwise defined herein, all capitalized terms in this Agreement shall have the respective meanings given to such terms in those certain agreements entered into concurrently among Borrowers and Lender. As there are two (2) Guarantors, the representations, covenants and liability of the Guarantor hereunder shall be joint and several under the specific timeline described herein and the term “Guarantor” as used in this Agreement shall refer to all Guarantors collectively and to each individually, unless the context otherwise requires.

Representations and Warranties. The Guarantor represents and warrants that:

The Guarantor’s execution and performance of this Agreement shall not (i) violate or result in a default or breach (immediately or with the passage of time) under any contract, agreement or instrument to which the Guarantor is a party, or by which the Guarantor is bound, (ii) violate or result in a default or breach under any order, decree, award, injunction, judgment, law, regulation or rule, (iii) cause or result in the imposition or creation of any lien upon any property of the Guarantor, or (iv) violate or result in a breach of the certificate of formation or organization, articles of incorporation or organization, bylaws, operating agreement, as applicable, or any other organizational document of the Guarantor.

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The Guarantor has the full power and authority to enter into and perform under this Agreement, which has been authorized by all necessary corporate or organizational, as applicable, action on behalf of the Guarantor.

No consent, license or approval of, or filing or registration with, any governmental authority is necessary for the execution and performance hereof by the Guarantor.

This Agreement constitutes the valid and binding obligation of the Guarantor enforceable in accordance with its terms.

This Agreement promotes and furthers the business and interests of the Guarantor and the creation of the obligations hereunder will result in direct financial benefit to the Guarantor.

Guarantor Acknowledgements.

The Guarantor hereby waives notice of (i) acceptance of this Agreement, (ii) the existence or incurring from time to time of any Obligations guaranteed hereunder, (iii) nonpayment, the existence of any Event of Default, the making of demand, or the taking of any action by Lender, under the Preferred Stock Agreement, and (iv) default and demand hereunder.

The Guarantor further acknowledges that the Guarantor (i) has examined or had the opportunity to examine the Preferred Stock Agreement and related agreements and (ii) waives any defense which may exist resulting from the Guarantor’s failure to receive or examine at any time the Loan Documents or any amendments, supplements, restatements or replacements therefor.

The Guarantor acknowledges that in entering into this Agreement the Guarantor is not relying upon any statement, representation, warranty or opinion of any kind from Lender as to the present or future financial condition, performance, assets, liabilities or prospects of Borrowers or as to any other matter.

Lender Actions. The Guarantor hereby consents and agrees that Lender may at any time or from time to time in their discretion (a) extend or defer the timing of dividends, (b) modify the terms and conditions under which an extension of credit may be made to Borrowers, (e) settle, compromise or grant releases for liabilities of any Borrower, and/or any other Person or Persons liable with Guarantor for, any Obligations, (d) and exchange, compromise, release or surrender, or subordinate or release any lien on any Borrower asset (including any collections therefrom or proceeds thereof); all of the foregoing in such manner and upon such terms as Lender may see fit, and without notice to or further consent from the Guarantor, who hereby agrees to be and shall remain bound upon this Agreement notwithstanding any such action on Lender’s part.

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Scope of Guaranty. The Agreement is an agreement of suretyship and a guaranty of payment and not of collection. The liability of the Guarantor hereunder is absolute, primary, unlimited and unconditional and shall not be reduced, impaired or affected in any way by reason of (a) any failure to obtain, retain or preserve, or the lack of prior enforcement of, any rights against any Person or Persons liable for the Obligations (including Borrowers and the Guarantor), (b) the invalidity, unenforceability or voidability of any Obligations or any liens or rights by any Person or Persons, (c) any delay in making demand upon any Borrower or any delay in enforcing, or any failure to enforce, any rights against any Borrower or any other Person or Persons liable for any or all of the Obligations or in any collateral pledged by any Person or Persons, even if such rights are thereby lost, (d) any failure, neglect or omission on Lender’s part to obtain, perfect or continue any lien upon, protect, exercise rights against, or realize on the Borrower, the Guarantor or any other party securing the Obligations, (e) the existence or nonexistence of any defenses which may be available to any Borrower with respect to the Obligations, (f) the granting of any waiver or forbearance at any time and for any period with respect to any performance by any Borrower or any Event(s) of Default under the Preferred Stock Agreement, (g) the commencement of any bankruptcy, reorganization, liquidation, dissolution or receivership proceeding or case filed by or against any Borrower or any Guarantor or (h) any other fact, event, condition or omission which may give rise to suretyship defense or any other defense. Guarantor promises and undertakes to make all payments hereunder free and clear of any deduction, offset, defense, claim or counterclaim of any kind.

Reinstatement. If any or all payments securing any or all of the Obligations made from time to time to Lender with respect to any Obligation hereby guaranteed are at any time recovered from, or repaid by, Lender in whole or in part in any bankruptcy, reorganization, receivership, insolvency or similar case or proceeding instituted by or against the Borrower, this Agreement shall continue to be fully applicable to (or, as the case may be, reinstated to be applicable to) such obligation to the same extent as if the recovered or repaid payment(s) or proceeds had never been originally paid to Lender.

Cumulative Remedies. All rights and remedies hereunder and under the Preferred Stock Agreement or other agreements entered into concurrently by the parties hereto are cumulative but alternative;

Subrogation. Any and all rights of any nature of the Guarantor to subrogation, reimbursement or indemnity and any right of the Guarantor to recourse to any assets or property of the Borrower as a result of any payments made or to be made hereunder for any reason shall be unconditionally subordinated to all of the Lender’s rights under the Preferred Stock Agreement and the Guarantor shall not at any time exercise or be entitled to the benefit of any of such rights unless and until all of the Obligations have been unconditionally paid in full. Any payments received by the Guarantor in violation of this Section 8 shall be held in trust for and immediately remitted to the benefit of Lender.

Agent Records. Lender’s books and records of any and all of the Obligations, absent manifest error, shall be prima facie evidence against the Guarantor of the indebtedness owing or to become owing to Lender hereunder.

Continuing Guarantee. This Agreement shall constitute a continuing Guarantor obligation with respect to all Obligations from time to time incurred or arising and shall continue in effect until all Obligations are indefeasibly paid and satisfied and the liability of the Guarantor under this Agreement may not be revoked or terminated.

Setoff. The Guarantor agrees that Lender shall have a right of setoff against any and all property of the Guarantor now or at any time in Lender’s possession, including without limitation deposit accounts, and the proceeds thereof, as security for the obligations of the Guarantor hereunder.

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Acceleration. If an Event of Default occurs under any of the agreements entered into concurrently herewith, including a Collateral Assignment, Securities Purchase Agreement, Term Sheet/Loan Agreement, Secured Promissory Note, and Leasehold Mortgage, Assignment, Security Agreement and Fixture Filing, all dated 2/15/12 or 2/16/12 then all of the Guarantor’s liabilities of every kind or nature to Lender hereunder shall, at Lenders option, become immediately due and payable (or automatically due and payable to the extent the Obligations under the Preferred Stock Agreement become automatically due and payable by reason of the occurrence of any Event of Default under the terms and conditions of the Preferred Stock Agreement, and Lender may at any time and from time to time, at Lender’s option (regardless of whether the liability of Borrower for any or all of the Obligations has matured or may then be enforced), take any and/or all actions and enforce all rights and remedies available hereunder or under applicable law to collect the Guarantor’s liabilities hereunder.

Enforcement Timing. Failure or delay in exercising any right or remedy against the Guarantor hereunder shall not be deemed a waiver thereof or preclude the exercise of any other right or remedy hereunder. No waiver of any breach of any provision of this Agreement shall be construed as a waiver of any subsequent breach or of any other provision.

Successors and Assigns. This Agreement shall (a) be legally binding upon the Guarantor, and the Guarantor’s successors and assigns, provided that the Guarantor’s obligations hereunder may not be delegated or assigned without Lender’s prior written consent and (b) benefit any and all of Lender’s successors and assigns.

Entire Agreement. This Agreement embodies the whole agreement and understanding of the parties hereto relative to the subject guaranty. No modification or waiver of any provision hereof shall be enforceable unless agreed to by Lender and Guarantor in writing.

CHOICE OF LAW; VENUE; JURY WAIVER. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REFERENCE TO CONFLICTS OF LAW PRINCIPLES. GUARANTOR HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN LOS ANGELES, CALIFORNIA AND IRREVOCABLY AGREES THAT, SUBJECT TO LENDER’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. TO THE MAXIMUM EXTENT PERMITTED BY LAW, GUARANTOR HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREUNDER.

Service of Process; Notices.

TO THE MAXIMUM EXTENT ALLOWED BY LAW, GUARANTOR HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO SERVICE OF PROCESS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED. In the event such waiver is unenforceable at the time process is to be served, Guarantor agrees to unequivocally and unconditionally execute a Notice and Acknowledgment of Receipt of summons and complaint and any other applicable documents.

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Any and all notices which may be given to Guarantor by Lender hereunder shall be sent to Guarantor at the address of Guarantor set forth on the signature page hereto (or such other address at which Guarantor is then located) and shall be sent in the manner described in the concurrently executed agreements.

Suretyship Waivers.

Guarantor shall remain bound under this Agreement for the Obligations of Borrowers to Lender and shall be liable to Lender for any and all of the Obligations remaining unpaid after any such foreclosure.

To the maximum extent permitted by law, Guarantor specifically waives the benefit of the statute of limitations affecting its liability hereunder or the enforcement hereof, or the collection of any Obligations, including, without limiting the foregoing, any and all special statutes of limitations arising out of California Code of Civil Procedure sections 580a or 726(b), and any laws of similar tenor in the State of California. Any partial payment by Borrowers, or any of them, which operates to toll any statute of limitations as to Borrowers shall likewise toll the statute of limitations as to Guarantor.

Guarantor acknowledges that Guarantor may have certain rights under applicable law which, if not waived by Guarantor, might provide Guarantor with defenses against Guarantor’s liability under this Agreement. Among those rights, are certain rights of subrogation, reimbursement, indemnification and contribution, and rights provided in sections 2787 to 2855, inclusive, of the California Civil Code, and any laws of similar tenor in the State of California. Guarantor waives all of Guarantor’s rights of subrogation, reimbursement, indemnification, and contribution, and any other rights and defenses that are or may become available to Guarantor by reason of any or all of California Civil Code sections 2787 to 2855, inclusive, and any laws of similar tenor in the State of California, including, without limitation, Guarantor’s rights:

         (i)         To require Lender to notify Guarantor of any default by Borrowers, provide Guarantor with notice of any sale or other disposition of security for any Obligations, disclose information with respect to the Obligations, Borrowers, or any other guarantor, surety, co-signer or endorser, or with respect to any collateral;

(ii)         That Guarantor’s obligation under this Agreement must be commensurate with that of Borrowers;

(iii)        To be discharged based upon the absence of any liability of Borrowers, at any time, by virtue of operation of law, or otherwise, or due to any other disability or defense of Borrowers or any other guarantor, surety, endorser or co-signer;

(iv)        To be discharged if any of the terms, conditions or provisions of the Obligations are altered in any respect;

         (v)        To be discharged upon acceptance by Agent of anything in partial satisfaction of the Obligations, and/or if Agent designates the portion of the Obligations to be satisfied;

February-16-2012

       (vi)         To be discharged upon any modification of the Obligations or the release by Agent of Borrowers, or any of them, or any other guarantor, surety, endorser or co-signer;

      (vii)         To require Lender to proceed against Borrowers, or any other guarantor, surety, endorser, co-signer, or other person, or to pursue or refrain from pursuing any other remedy in Agent’s power;

     (viii)         To receive the benefit of or participate in any and all security for repayment and/or performance of the Obligations;

        (ix)        To have any security for the Obligations first applied to satisfy or discharge the Obligations;

        (x)          That any arbitration award rendered against Borrowers, or any of them, not constitute an award against Guarantor;

       (xi)         To be discharged based upon any failure by Lender to perfect or continue perfection of any lien, use due diligence to collect all or any part of any Obligations, or if recovery against Borrowers becomes barred by any statute of limitations, or if Borrowers are not liable for any deficiency after Lender realizes upon any collateral; and

(xii)        To be discharged due to the release or discharge of any collateral for any Obligations or guaranty or surety, or relating to the validity, value or enforceability of any collateral.

Guarantor waives all rights and defenses arising out of an election of remedies by Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Guarantor’s rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure, any laws of similar tenor in the State of California or otherwise.

Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance, notices of the existence, creation or increase of any new or additional credit, notice of sale in regard to judicial or non-judicial foreclosure of real or personal property collateral and all other notices and demands of any kind or nature whatsoever except as expressly set forth herein.

Maximum Liability. To the extent that applicable law otherwise would render the obligations of the Guarantor hereunder invalid or unenforceable, the Guarantor shall nevertheless remain liable hereunder, provided however that the Guarantor’s obligations shall be limited to the maximum amount which does not result in such invalidity or unenforceability. Notwithstanding the foregoing, the Guarantor’s obligations hereunder shall be presumptively valid and enforceable to their fullest extent in accordance with the terms of this Agreement, as if this Section 18 were not a part of this Agreement.

February-16-2012

Severability. The invalidity or unenforceability of any provision hereof shall not affect the remaining provisions which shall remain in full force and effect.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

DATED the date and year first above written:

ACCEPTED AND AGREED:

For Lender	For Guarantor

/s/ Vatsala Sharma	/s/ Nikolas Konstant
Nikolas Konstant an individual

Feb 16, 2012

Address for Notice:

ACCEPTED AND AGREED:

For Lender	For Guarantor

/s/ Michael Finch
EOS Petro, Inc. a corporation

2-24-12, 2012

February-16-2012

EXHIBIT D-2

COLLATERAL ASSIGNMENT

BY PERSONAL GUARANTOR

THIS COLLATERAL ASSIGNMENT OF CERTAIN ASSETS (“Assignment”), made as of the 16th day of February, 2012, by Nikolas Konstant, an individual, and on behalf of his company EOS Petro, Inc., both with a business address located at 2049 Century Park East, Suite 3670, Los Angeles, CA 90067 (the "Assignor"), to Vatsala Sharma, with an address located at 22338 La Quilla Drive, Los Angeles, CA 91311, as the Lender (as defined below) (“Assignee”).

BACKGROUND OF ASSIGNMENT

This Assignment is made as additional security for the payment of a certain bridge loan from Assignee to Assignor in the original aggregate principal sum of Four Hundred Thousand US Dollars ($400,000), made pursuant to that certain Bridge Debt Agreement (“Loan”) dated as of the date hereof (as amended, substituted, restated or modified from time to time, the “Loan Agreement”), among Assignor, as borrower, and Assignee (“Lender”).

The Obligations are secured in this Security Agreement of even date herewith from Assignor to Assignee given to secure payment and described more particularly in Exhibit A attached hereto and made a part hereof (the “Additional Collateral”). Specifically, Assignors agree to collateral assignments in the order of recovery and form of: 1) a first position lien against all of the assets of EOS Petro, Inc, including but not limited to the oil deposits, equipment and lease, estimated to have a liquidation value in excess of $3,000,000 2) a first position right on a block of ten (10) million shares of Cascade Technologies Corporation (ticker: CSDT) with a current estimated trading value of $400,000, to be held in escrow until the Loan is fully paid, and 3) the first right to all net sale proceeds of Nikolas Konstant’s 50% share of his Beverly Hills home being sold with an estimated value to Lender of $1,200,000 In the event of default, Assignors hereby agree to make available sufficient assets to fulfill Assignor’s Loan obligations to Lender. Assignee agrees to seek only the required cash value where it is the most reasonable avenue to recovery of remaining balance. Assignee further agrees to offer the Assignor an opportunity in good faith to propose alternatives to liquidation of the pledged assets, including permitting the Assignor the opportunity to borrow against the pledged asset as opposed to liquidation; however, Assignee shall retain unfettered discretion to decide whether such alternatives are acceptable to her or not.

As an additional condition to granting the loan, Assignee has required Assignor to execute and deliver this Assignment.

NOW, THEREFORE, in consideration of the Loan and as further security for the Obligations, and intending to be legally bound, Assignor hereby assigns, transfers and pledges to Assignee, and grants Assignee a security interest in, all of Assignor's right, title and interest (but not its obligations) , if any, in the Additional Collateral (as hereinafter defined).

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1.     The items which shall be the subject of this Assignment, and which are sometimes collectively referred to herein as the "Additional Collateral," are as follows, and are supplemental to any other collateral given to Assignee for the Obligations (and, to the extent of any duplication of collateral herein and in any other agreement given to Assignee, the provisions shall be deemed complementary and supplemental):

a.     All assets EOS Petro, Inc., including oil well leases.

b.     Ten million shares of Cascade Technologies stock (ticker: CSDT).

c.     50% of all net proceeds from Nikolas Konstant’s Beverly Hills home (i.e. 100% of Konstant’s interest in proceeds) located at 2481 Summitridge Drive Beverly Hills, CA 90210. In support of this pledge, Konstant agrees to lodge a written notice of this agreement immediately and before any closing with any escrowee relating to the sale or potential sale of the home and also to secure written agreement from said escrowee to notify Assignee prior to any disbursement to Assignor and not to make any disbursement to Assignor or for Assignor’s benefit or on Assignor’s behalf without written approval from Assignee. Assignee, for her part, shall not unreasonably withhold any approval requested by an escrowee so long as Assignor is not in default on this agreement or any concurrently executed agreement and Assignee has no other reason to anticipate default.

d.     Other personal collateral of Nikolas Konstant

2.     To the extent permitted by law, Assignor hereby assigns, transfers and sets over unto Assignee all right, title and interest in and to the Additional Collateral and all rights and benefits there from up to the amount of the Obligation both jointly and severally including: (i) all cash and non-cash proceeds, and proceeds of proceeds of any of them; and (ii) any and all rights of Assignor under the United States Bankruptcy Code as security for the full, timely and faithful repayment by Assignor of the Loan and performance by Assignor of all of its obligations under the Loan Documents to the fullest extent permitted by law and by the terms of the Additional Collateral. Assignor covenants and agrees to execute such further and additional instruments and assignments as may be requested by Assignee to vest in Assignee all rights of Assignor under any of the Additional Collateral while the Obligation is outstanding.

3.     Until the occurrence of an Event of Default under the terms and provision of this Assignment, the Loan Agreement, or any of the other Loan Documents, Assignor will retain, use and enjoy the benefits of the Additional Collateral. The affidavit or written statement of an officer, agent or attorney of Assignee stating that there has been an Event of Default shall constitute conclusive evidence thereof for Assignee to seek remedy up to the remaining balance of the Obligation only. Immediately upon the occurrence of an Event of Default, the Additional Collateral, to the extent if any still in the possession of Assignor, shall be held in trust for Assignee.

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4.     Assignor agrees faithfully to observe and perform each and every of the obligations and agreements imposed upon Assignor until the Obligation is satisfied.

5.     Assignee shall not be obligated to perform or discharge, nor shall it by acceptance of this Assignment be deemed in any manner to have assumed any of the Additional Collateral or to be under any obligation to perform or discharge any of the obligations applicable to any of the Additional Collateral, nor shall Assignee be liable to any Governmental Authorities, Contractors or Vendors by reason of any default by any party under any of the Additional Collateral. Assignor shall perform and discharge all such duties, obligations, and liabilities and hereby agrees to indemnify and to hold Assignee harmless of and from any and all liability, loss or damage which Assignee may or might incur by reason of any claims or demands against it based on being required, for any reason whatsoever, to perform or discharge same, or due to its alleged assumption of Assignor's duties and obligations to perform and discharge the terms, covenants and agreements in the Additional Collateral. Assignor further shall and hereby does agree to indemnify, defend and hold Assignee harmless from and against any and all claims, demands, liabilities, judgments, costs, expenses, losses or damages arising out of, or resulting from, or by reason of, any performance or discharge or failure or refusal to perform or discharge any of the terms, covenants or agreements contained in the Additional Collateral or in this Assignment. Should Assignee incur any liability, judgment, loss, cost, expense or damage in connection with any of the Additional Collateral or under or by reason of this Assignment, or in the defense of any such claims or demands, the amount thereof, including, without limitation, reasonable costs, expenses and attorney's fees, shall be secured hereby EOS Petro, Inc..

6.             (a)          After the occurrence of an Event of Default, Assignee may elect to exercise any and all of Assignor's rights and remedies under the Additional Collateral, without any interference or objection from Assignor, and Assignor shall cooperate in causing the Additional Collateral to comply with all the terms and conditions of their respective undertakings.

(b)          After the occurrence of an Event of Default, if and to the extent permitted by law, Assignee may, with or without entry upon the Personal Assets, and without prejudice to any other available rights or remedies under the Preferred Stock Documents, at its option, take over and enjoy the benefits of the Additional Collateral up to the amount of the outstanding Obligation only, exercise Assignor's rights under the Additional Collateral, and perform all acts in the same manner and to the same extent as Assignor might do, which acts may be performed either in the name of Assignor or Assignee. Assignor hereby releases any and all claims which it has or might have against Assignee arising out of such performance by Assignee.

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7.     All of the foregoing powers herein granted to Assignee shall be liberally construed. Assignee need not expend its own funds in the exercise of such powers, but if it does, all such amounts (including reasonable attorney's fees and legal expenses) shall be considered as advances for and on behalf of Assignor, secured by this Assignment and also evidenced and secured by the Preferred Stock Documents.

8.     Assignor shall, within 15 days of any request by Assignee, furnish Assignee with a complete list of all Additional Collateral. Assignor shall also give to Assignee a true and correct copy of any notice received by Assignor in connection with any of the Additional Collateral as soon as possible following Assignor's receipt of such notice.

9.     Assignee shall not be construed as the agent, partner or joint venture partner of either Assignor or of any of the Additional Collateral.

10.   Assignee may exercise its rights and remedies under this Assignment from time to time in its discretion, with or without order of any court and with or without appointment of a receiver, as Assignee shall determine, provided an Event of Default has occurred. Assignee may also at any time cease to exercise its rights and remedies under this Assignment. Any failure on the part of Assignee promptly to exercise any option or right hereby given or reserved shall not prevent the exercise of any such option or right at any time thereafter. Assignee may pursue and exercise any remedy or remedies accorded it herein independently of, in conjunction or concurrently with, or subsequent to its pursuit and exercise of any remedy or remedies which it may have under any of the concurrently executed agreements.

11.   All warranties of Assignor in the Loan Agreement are hereby incorporated by reference.

12.   Assignor warrants and represents to Assignee as follows: (a) that it has the full and complete right, power and authority to execute and deliver this Assignment, both on behalf of the individual Assignor Konstant and on behalf of the entity assignor, free and clear of the rights of all third parties; (b) it has made no prior assignment, pledge or hypothecation of any of the Additional Collateral; (c) all amounts due from Assignor to date under the Additional Collateral have been paid in full or will be paid in the ordinary course of Assignor’s operations such that Assignor shall not be in material default under the Additional Collateral; (d) all Additional Collateral is in full force and effect on the date hereof, has not been amended or modified in any way, and the performance of the other parties thereto is subject to no defenses, setoffs or counterclaims whatsoever; (e) there exists no event, condition or occurrence which constitutes, or which with notice and/or the passage of time would constitute, a breach of or default under any term or condition of any of the Additional Collateral; and (f) it has not done and shall not perform any acts which might destroy or impair the security to Assignee of this Assignment, or which might prevent Assignee from exercising its rights under this Assignment or limit Assignee in such exercise.

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13.   When the content so requires, the singular shall include the plural and the use of any gender shall include all genders.

14.   This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Assignment cannot be amended or terminated except by an instrument in writing executed by Assignor and Assignee.

15.   Any notices required to be given under this Assignment shall be sent in accordance with the notice provision contained in the concurrently executed agreements.

16.   This Assignment and the other concurrently executed agreements, including the Collateral Assignment, Securities Purchase Agreement, Term Sheet/Loan Agreement, Secured Promissory Note, and Leasehold Mortgage, Assignment, Security Agreement and Fixture Filing, all dated 2/15/12 or 2/16/12, constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter contained in this Assignment.

17.   Neither the existence of this Assignment nor the exercise of the privileges granted to Assignee shall be construed as making Assignee a mortgagee in possession or as a waiver or suspension by Assignee of its right to enforce payment of sums secured by the concurrently executed agreements.

18.   TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH OF ASSIGNOR AND ASSIGNEE HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS ASSIGNMENT OR THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREUNDER. EACH ASSIGNOR HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO SERVICE OF PROCESS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED.

19.   The validity, interpretation and enforcement of this Assignment and the other Loan Documents shall be governed by the laws of the State of California without reference to conflicts except to the extent that any other Loan Document includes an express election to be governed by the laws of another jurisdiction. Each of Assignor and Assignee hereby consent to the jurisdiction of any State or Federal Court located within Los Angeles, California and irrevocably agrees that, subject to Assignee’s election, all actions or proceedings arising out of or relating to this Assignment or the other Preferred Stock Documents shall be litigated in such Courts. Whenever possible, each provision of this Assignment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision hereof is declared to be invalid, unenforceable, or in conflict with any statute or rule of law, then such provision shall be null and void to the extent it may conflict therewith, but only to the extent of the conflict and without invalidating the other provisions hereof which shall nevertheless remain in full force and effect.

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20.   If Assignor elects to prepay the outstanding principal balance of the Loan, then, so long as no Event of Default exists (or an event has occurred which but for the passage of time or the giving of notice or both, would constitute an Event of Default), upon Assignee's receipt of immediately available funds in an amount equal to the outstanding principal balance of the Loan, plus accrued and unpaid interest thereon, plus all outstanding fees, costs, expenses and other liabilities and Obligations, including assignor’s obligation to ensure transfer to Assignee free and clear of certain shares of stock, Assignee shall execute and deliver to Assignor one or more appropriate instruments acknowledging the termination of this Assignment.

21.   This Assignment shall continue in full force and effect until the indefeasible satisfaction in full of all of the obligations under the concurrently executed agreements and any other Loan Documents, as evidenced by the recordation of a full conveyance of this Assignment shall terminate and be null without necessity for any further amendment.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, Assignor has caused this Assignment to be executed the day and year first above written.

ACCEPTED AND AGREED:

For “Assignee”	For “Assignor”

/s/ Vatsala Sharma	/s/ Michael Finch
EOS Petro, Inc
For “Assignee”
February 16, 2012

For “Assignor”

/s/ Nikolas Konstant
Nikolas Konstant an individual

February 16, 2012

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EXHIBIT "A"

An Oil & Gas Lease dated 1/26/1966 from Lyman D. Works and Frances M. Works, as Lessor, in favor of the Superior Oil Company, as Lessee, recorded as Book 73, page 254 in the Office of the Recorder of Edwards County, Illinois.

An Oil & Gas lease dated 9/31/1938 from George J. Works, Etux, as Lessor, in favor of Fred A. Noah, etal, at Lessee, recorded as Book 5, page 71 in the Office of the Recorder of Edwards County, Illinois.

An Oil & Gas Lease dated 6/1/1938 from Frank Wood, Etal, as Lessor, in favor of Fred A. Noah, etal, as Lessee, recorded as Book 6, page 287 in the Office of the Recorder of Edwards County, Illinois..

An Oil & Gas Lease dated 5/24/1938 from Melvin Works, Etal, as Lessor, in favor of Fred A. Noah, etal, as Lessee, recorded as Book 5, page 71 in the Office of the Recorder of Edwards County, Illinois..

An Oil & Gas Lease dated 12/4/1996 from Alma Energy Corporation as Lessor; in favor of The Speir Operating Company, as Lessee, recorded as Book 194, page 329 in the Office of the Recorder of Edwards County, Illinois.

Covering the following described lands located in Edwards County, IL

F. Wood Etal, Tract 4
Township 2 South, Range 14 East
Section 19: N/2
Section 18: Commencing near the SE corner where the South line of said Section intersects the west line of the right of way of St Hwy 1, thence West 64 rods, thence North 5 rods, thence East

Book 223 Page 243

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64 rods to the West line of said ROW, thence South 5 rods to the POB

G. J. Works, Tract 3
Township 2 South, Ranch 11 East
Section 18: Commencing at the SW corner, thence East 56 chains 58 links, thence North 26 chains 54 links, thence West 56 chains 681/2 links, thence South 26 chains 54 links to POB, containing 158 acres, 1 rod, 14 perches, more or less, excepting commenting near the SE corner where the South Line of said Sections intersects the west line of the right of way of St HWY 1, thence West 54 rods, thence North 5 rods, thence East 54 rods to the West line of said ROW, thence South 5 rods to the POB.

G. J. Works
Township 2 South, Range 11 East
Section 18: 140 acres, more or less, located in the South part of Section 18, more fully described in that Oil Gas and Mineral Lease dated May 31, 1938, by and between George Works, Etux, as Lesser, and The Superior Oil Company, as Lessee.

F. Wood
Township 2 South, Range 11 East
Section 18: 2 acres tract commencing near the SE corner where the South line of said Section intersects the west line of the right of way of St HWY 1, thence West 64 rods, thence North 5 rods, thence East 54 rods to the West line of said ROW, thence South 5 rods to the POB

M. Works, Tract 2
Township 2 South, Ranch 11 East
Section 18: 120 acres off of the West side of the following described Lands; Commencing at the NE corner of 5/2 Section 19, North 60 deg 30 min West 69 chains 36 links, thence South 5 deg 15:min Basf 53 chains 22 links, thence North 64 deg East 56 chains 80 links, thence North 5 deg West 13 chains 22 links to the POB.

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